Post-Qualification Amendment No. 6

File No. 024-11521

This Post-Qualification Amendment No. 6 amends the Offering Statement of Otis Collection LLC originally qualified on June 24, 2021, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

Preliminary Offering Circular, Dated November 18, 2021

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. TO THE EXTENT NOT ALREADY QUALIFIED UNDER REGULATION A, THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Otis Collection LLC

335 Madison Ave, 4th Floor

New York, NY 10017

(201) 479-4408; www.withotis.com

Best Efforts Offering of Series Membership Interests

Otis Collection LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page iii.

All of the series of our company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” The company may sell up to $75M of the interests as described in this offering circular. See “Securities Being Offered” for additional information regarding the interests.

An offering statement was filed with the Securities and Exchange Commission, or the Commission, with respect to the Series Collection Drop 004 offering and was originally qualified by the Commission on June 24, 2021. This Post-Qualification Amendment No. 5 to such original offering circular describes each individual series found in the “Series Offering Table” section.

The interests are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by Otis Wealth, Inc. (which we refer to as our manager), which also serves as the asset manager for the asset owned by each series. Our manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.

We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing securityholders.

Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

Series(1)	Per interest price to public	Per interest underwriting discounts and commissions(2)	Per interest proceeds to issuer(3)(4)	Total minimum price to public	Total minimum underwriting discounts and commissions(2)	Total minimum proceeds to issuer(3)(4)	Total maximum price to public	Total maximum underwriting discounts and commissions(2)	Total maximum proceeds to issuer(3)(4)
Series Collection Drop 007	$1.00	$0.01	$0.99	$19,000	$190	$18,810	$20,000	$200	$19,800
Series Collection Drop 009	$1.00	$0.01	$0.99	$10,000	$100	$9,900	$10,500	$105	$10,395
Series Collection Drop 011	$1.00	$0.01	$0.99	$262,500	$2,625	$259,875	$276,300	$2,763	$273,537
Series Collection Drop 012	$1.00	$0.01	$0.99	$32,000	$320	$31,680	$33,700	$337	$33,363
Series Collection Drop 013	$1.00	$0.01	$0.99	$36,165	$362	$35,803	$38,100	$381	$37,719
Series Collection Drop 014	$1.00	$0.01	$0.99	$187,500	$1,875	$185,625	$197,400	$1,974	$195,426
Series Collection Drop 015*	$1.00	$0.01	$0.99	$33,250	$333	$32,917	$35,000	$350	$34,650
Series Collection Drop 016*	$1.00	$0.01	$0.99	$262,500	$2,625	$259,875	$276,300	$2,763	$273,537
Series Collection Drop 017*	$1.00	$0.01	$0.99	$15,000	$150	$14,850	$15,800	$158	$15,642
Series Collection Drop 018*	$1.00	$0.01	$0.99	$38,960	$390	$38,570	$41,000	$410	$40,590

(1)	Asterisks (*) denote series submitted for qualification by the Commission in this Post-Qualification Amendment No. 5 to the offering statement of which this offering circular forms a part.

(2)	Dalmore Group, LLC, or the Broker, will be acting as our executing broker in connection with each offering and will be paid the Brokerage Fee. See “Plan of Distribution and Selling Securityholders—Fees and Expenses.” We intend to distribute each series of our interests principally through the Otis Platform. See “Plan of Distribution and Selling Securityholders.”

(3)	Because these are best efforts offerings, the actual public offering amounts, Brokerage Fee and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above.

(4)	Our manager has assumed and will not be reimbursed for offering expenses. Note, certain proceeds will be used to pay interest on the promissory note entered between the respective series and our manager. See “Use of Proceeds to Issuer” for additional information.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

An investment in our interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our interests only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our interests. Neither the delivery of this offering circular nor any sale or delivery of our interests shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Minimum / Maximum / Subscribed Membership Interests(1)	Initial Qualification Date(2)	Open Date(3)	Closing Date	Status
Series Collection Drop 004	Collection of two NFTs by Grimes titled Newborn 1 and Newborn 3	$10.00	$6,400	640	06/24/21	06/25/21	08/19/21	Closed
Series Collection Drop 005	NFT by Larva Labs titled CryptoPunk #543	$1.00	$30,500	30,500	08/09/21	08/09/21	08/31/21	Closed
Series Collection Drop 006	1985 Nike Air Jordan 1 “Red Metallic” sneakers	$1.00	$15,800	15,800	09/02/21	09/13/21	10/18/21	Closed
Series Collection Drop 007	Sealed Apple iPod 5GB M8513LL/A	$1.00	$20,000	19,000 / 20,000 / 20,000	09/02/21	09/27/21		Open
Series Collection Drop 008	1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy	$1.00	$11,200	11,200	09/02/21	09/20/21	10/12/21	Closed
Series Collection Drop 009	Jay-Z collaboration Nike Air Force 1 “All Black Everything” for HOV Charity “France” sneakers	$1.00	$10,500	10,000 / 10,500 / 10,500	09/02/21	09/29/21		Open
Series Collection Drop 010	Art Blocks NFT by Snowfro titled Chromie Squiggle #524	$1.00	$25,300	25,300	09/02/21	09/07/21	09/30/21	Closed
Series Collection Drop 011	Super Mario 64 game	$1.00	$276,300	262,500 / 276,300 / 276,300	10/18/21	10/19/21		Open
Series Collection Drop 012	Metroid game	$1.00	$33,700	32,000 / 33,700 / 33,700	10/18/21	10/20/21		Open
Series Collection Drop 013	NFT by Larva Labs titled Meebit #12536	$1.00	$38,100	36,165 / 38,100 / 38,100	10/18/21	10/19/21		Open
Series Collection Drop 014	NFT by Larva Labs titled CryptoPunk #2142	$1.00	$197,400	187,500 / 197,400 / 197,400	10/18/21	10/20/21		Open
Series Collection Drop 015	2018-19 Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC trading card	$1.00	$35,000	33,250 / 35,000				Not Yet Qualified
Series Collection Drop 016	Super Mario Bros. “Hangtab” game	$1.00	$276,300	262,500 / 276,300				Not Yet Qualified
Series Collection Drop 017	Call of Duty: Modern Warfare II “Not For Resale” game	$1.00	$15,800	15,000 / 15,800				Not Yet Qualified
Series Collection Drop 018	Art Blocks NFT by Snowfro titled Chromie Squiggle #2241	$1.00	$41,000	38,960 / 41,000				Not Yet Qualified

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of interests offered and the number of subscriptions for membership interests received as of the date of this offering circular, but the initial closing of such offering has not yet taken place. For closed offerings, each row states the actual number of interests sold.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

iii

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests. All references in this offering circular to “$” or “dollars” are to United States dollars.

The Company

Overview

We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.

The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.

We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

History and Structure

Our company is a series limited liability company formed on October 8, 2019 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

Manager

Otis Wealth, Inc., a Delaware corporation incorporated on October 4, 2018 (which we refer to as our manager), is the manager of our company and each series of our company. Our manager also owns and operates a mobile app-based investment platform called Otis (we refer to the Otis app and any successor platform used by us for the offer and sale of interests as the Otis Platform) through which each series of interests will be sold.

At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after closing of any offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

Advisory Board

Our manager intends to assemble an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the art, collectibles and other alternative assets, to assist the asset manager described below in managing the underlying assets and to advise our manager and certain other matters associated with our business and various series.

The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●	any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;

●	any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	all custodial fees, costs and expenses in connection with the holding of an underlying asset;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;

●	the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;

●	any indemnification payments;

●	the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Asset Manager

Each series will appoint our manager to serve as asset manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our asset manager will be authorized on behalf of each series to, among other things:

●	create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;

●	purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;

●	engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;

●	develop standards for the care of each underlying asset while in storage;

●	develop standards for the transportation and care of each underlying asset when outside of storage;

●	reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;

●	deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and

●	generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.

See “Description of Business—Description of the Asset Management Agreement.”

Distribution Rights

Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests.

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series. Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●	thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or our manager or any of its affiliates.

Asset seller(s) are any individual(s), dealer or auction company, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.

See “Securities Being Offered—Distribution Rights.”

Timing of Distributions

Our manager may make semiannual distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series. Our manager may change the timing of potential distributions in its sole discretion.

Distributions upon Liquidation

Upon the occurrence of a liquidation event relating to our company as a whole or any series, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series). See “Securities Being Offered—Liquidation Rights.”

Transfer Restrictions

Our manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered—Transfer Restrictions” for more information.

The Offerings

Securities being offered:	We are offering the minimum and maximum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. Our manager will own a minimum of 2% and may own a maximum of 19.99% of the interests of each series at closing, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell these interests at any time after the applicable closing.

Each series of interests is intended to be a separate series of our company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated October 10, 2019, as amended from time to time (which we refer to as the operating agreement). The purchase of a particular series of interests is an investment only in that series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:	The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.

Broker:	We have entered into an agreement with the Broker, which is acting as our executing broker in connection with each offering. The Broker is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering. The Broker is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Selling Securityholders—Investor Suitability Standards” for further details. Our manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”  Furthermore, our manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.

When the Escrow Agent has received instructions from our manager or the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the particular series.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:	We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission. No securities are being offered by existing securityholders.

Use of proceeds:

The proceeds received in an offering will be applied in the following order of priority of payment:

 ●     Brokerage Fee: A brokerage fee equal to 1% of the amount raised through an offering;

●     Acquisition Cost of the Underlying Asset: Actual cost of the underlying assets related to a series (a) paid to the asset sellers or (b) to be paid to the asset sellers pursuant to consignment or other agreements;

●     Offering Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;

●     Acquisition Expenses: In general, these include costs associated with the acquisition and development of the underlying assets related to a series, which include storage, shipping and transportation, and insurance costs; and

●     Sourcing Fee: Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.

Our manager bears all offering expenses and acquisition expenses described above on behalf of each series and will be reimbursed by each series through the proceeds of each offering. See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders—Fees and Expenses” sections for further details.

Risk factors:	Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Otis Platform, via third-party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.

Risks Related to the Structure, Operation and Performance of our Company

The COVID-19 outbreak may have a material adverse impact on our results of operations.

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing and “shelter-in-place” orders. The impacts of the outbreak are unknown and rapidly evolving. The COVID-19 outbreak, or public perception of the outbreak, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our interests does not constitute an investment in either our company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our manager for “cause.” Our manager and asset manager thus retain significant control over the management of our company and the underlying assets. Furthermore, because the interests do not constitute an investment in our company as a whole, holders of interests of a particular series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the asset manager will receive a fee in respect of its management of the underlying assets.

Our company was recently formed, has no track record and no operating history from which you can evaluate our company or this investment.

Our company was recently formed,  has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon our company and the value of your interests.

Due to the start-up nature of our company, there can be no guarantee that we will reach our funding targets from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and interests to gain market acceptance.

We believe that few other companies crowd fund artwork and collectibles or propose to run a platform for crowd funding of interests in artwork and collectibles. Our company and our interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the art and collectibles industry, including insurance companies, appraisers and strategic partners. This could result in an inability of our manager to operate the underlying assets profitably. This could impact the issuance of further interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of our company, and, if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).

The offering amounts will exceed the value of the underlying assets, and, if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying asset as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying asset will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying asset, as well as interest payments to our manager). If the underlying asset had to be sold and there had not been substantial appreciation of the underlying asset prior to such sale, there may not be sufficient proceeds from the sale of the underlying asset to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying asset at the time of the sale, including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

The use of proceeds will include interest payments to our manager as provided in the promissory note entered into between the respective series and our manager.

Prior to making any series available for investors, our manager may acquire the underlying asset and then sell that asset to the respective series pursuant to a purchase and sale agreement and promissory note. If applicable, under the terms of the relevant promissory note, we are obligated to pay our manager interest as described below when discussing the particular series and asset. The interest rate has been set arbitrarily. Any amounts paid in interest will not be available for use by the series to cover future fees or expenses incurred for the operation of the asset.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing shall be the responsibility of the applicable series. However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

Our success depends in large part upon our manager and its ability to execute our business plan.

The successful operation of our company (and therefore, the success of each series) is in part dependent on the ability of our manager and asset manager to source, acquire and manage the underlying assets. As our manager has only been in existence since October 2018 and is an early-stage startup company, it has no significant operating history within the art and collectibles sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our manager and its team, its expert network and other investment professionals (which include third-party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our manager or asset manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.

Furthermore, the success of our company and the value of each series is dependent on there being critical mass from the market for the interests and also our ability to acquire a number of underlying assets in multiple series so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets through revenue-generating events and leasing opportunities.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold interests of the same series as them.

Our company is structured as a Delaware series limited liability company that issues different series interests for each underlying asset or group of underlying assets. Each series of interests will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests of one series is segregated from the liability of investors holding interests of another series, and the assets of one series are not available to satisfy the liabilities of other series. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold interests in the same series as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series, they will be borne proportionately across all of the series. Although our manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series, and therefore, there is a risk that a series may bear a proportion of the fees, costs and expenses for a service or product for which another series received a disproportionately high benefit.

Potential breach of the security measures of the Otis Platform could have a material adverse effect on our company, each series and the value of your investment.

The highly automated nature of the Otis Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Otis Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Otis Platform, our company, our manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Otis Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Otis Platform software are exposed and exploited, the relationships between our company, investors, users and the asset sellers could be severely damaged, and our company or our manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Otis Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Otis Platform. Any security breach, whether actual or perceived, would harm our reputation and the Otis Platform, and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of interests of further series and monetizing them together with existing assets through revenue-generating events and leasing opportunities.

The Otis Platform is highly technical and may be at risk of malfunctioning.

The Otis Platform is a complex system with components and highly complex software, and our business is dependent upon our manager’s ability to prevent system interruptions to operation of the Otis Platform. The Otis Platform software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Otis Platform. The Otis Platform relies on third-party datacenters for operation. If such datacenters fail, users of the Otis Platform may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Otis Platform to investors, cause a negative experience for investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Otis Platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.

Our manager may sell its interests post-closing, which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.

Our manager may arrange for some of the interests it holds in a specific series to be sold by a broker pursuant to a “10b5-1 trading plan.” Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our manager may result in too many interests being available for resale and the price of the relevant series interests decreasing as supply outweighs demand.

Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any interests sold.

The Broker is acting as our executing broker in connection with each offering. The Broker is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be registered in each state where each offering and sale of the interests will occur prior to the launch of each offering, and it is anticipated that the interests will be offered and sold only in states where the Broker is registered as a broker-dealer. If a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating, and therefore, we will not have an entity managing the underlying assets. In addition, if our manager is required to register as a “broker-dealer,” there is a risk that any interests offered and sold while our manager was not registered may be subject to a right of rescission, which may result in the early termination of the series.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither our manager nor our asset manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and our manager and our asset manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our manager were to be required to register under the Investment Advisers Act, it could have a material adverse impact on the results of operations and expenses of a series, and our manager may be forced to liquidate and wind up the series or rescind the offering for any series interests.

Non-compliance with regulations with respect to the Liquidity Platform may result in the abrupt cessation of our manager and/or the Liquidity Platform or rescission of any contracts entered into or materially and adversely affect your ability to transfer your interests.

Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to orders to the Public Private Execution Network Alternative Trading System, or PPEX ATS, a registered electronic alternative trading system, or ATS, operated by North Capital Private Securities for execution by the Broker. Our company engaged the Broker and North Capital Private Securities, and secondary purchases and sales will only occur in states where the Broker is registered. Our manager has determined that the creation and operation of the Liquidity Platform would not cause a regulatory authority to determine that our manager is engaging in brokerage activities. However, if a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating and therefore, we will not have an entity managing the underlying assets. Or, our manager may need to stop operating the Liquidity Platform, which may make it difficult or impossible for you to dispose of your interests. In addition, if our manager is required to register as a broker-dealer, there is a risk that any secondary purchase or sale while our manager was not registered may be subject to a right of rescission.

Furthermore, while we do not believe that the Liquidity Platform is itself a securities exchange or an ATS under the Exchange Act, regulators may determine that this is the case, then we would be required to register as a securities exchange or qualify and register as an ATS, either of which could cause our manager to stop operating, meaning we would not have an entity managing the underlying assets. Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on our manager and may require it to stop operating, meaning we would not have an entity managing the underlying assets, or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.

Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our manager, which serves as the asset manager and on which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.

Risks Related to the Specific Industries

Each series is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

Each series is expected to invest in art and collectibles. If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.

Given the concentrated nature of the underlying assets (i.e., only art and collectibles) any downturn in the art and collectibles industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as art and other collectibles are collectible items, the value of such collectables may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as art and collectables. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for art and collectibles, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the art and collectibles industry.

The art and collectibles industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase art and collectibles in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the art and collectibles industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

The volatility in prices for art and other collectibles may result in downward price pressure and adversely affect our objectives.

Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value art and collectibles, may adversely affect a series’ ability to achieve its investment purpose. The art and collectibles market has been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of underlying assets as compared to just one or two pieces of art or collectibles). These effects may have a more pronounced impact given the limited number of underlying assets held by our company in the short-term.

Art and collectibles are hard to value, and any valuations obtained are not guarantees of realizable price.

As explained in the “Description of Business,” art and collectibles are difficult to value. Valuations of the underlying assets will be based upon the subjective approach taken by the members of our manager’s expert network and members of the Advisory Board, valuation experts appointed by the asset seller or other data provided by third parties (e.g., auction results and previous sales history). Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Otis Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.

Our manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with this offering circular.

Included in this offering circular are references to reports and assessments created by third parties which our manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with this offering circular. The references should not be taken as an endorsement of our offering by those third-parties.

Risks Related to the Underlying Assets

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series. Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series. In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.

Competition in the art and collectibles industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as arts and collectibles dealers and auction houses, continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular art and collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as wine, that may decide to enter the art and collectibles market as well.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made to holders of interests.

In order to protect and care for the underlying assets, our manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets. It is anticipated that as we acquire more underlying assets, our manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, potential proceeds from a sale of the related underlying asset (if ever) and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation.

Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.

Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.

In addition, the successful restoration or repair of the art and collectibles may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for arts and collectibles are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected. Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.

Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

Any harm to the brand of the artist or manufacturer may adversely impact the value of the underlying assets.

The underlying assets will be comprised of art and collectibles. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the art and collectibles that artists and manufacturers of products that may become collectible are producing today. In addition, the artists’ or manufacturers’ business practices may result in the image and value of art and collectibles produced by such artists or manufacturers being damaged. This in turn may have a negative impact on the value of the underlying assets made by such artists or manufacturers and, consequently, the value of the interests of the series that relate to such underlying assets.

The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.

The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.

Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen art and collectibles), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.

Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.

We may be forced to sell an underlying asset (e.g., upon the bankruptcy of our manager), and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to, Operating Expenses Reimbursement Obligations, on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset and, therefore, the return available to investors may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire assets, hold such assets for a period of time (on average between three and seven years) and then sell such assets at a premium over our acquisition price so that investors in our company can make a return on their investment. In addition, our plan and mission are to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses, are the responsibility of each series. If we are unable to liquidate an asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in a series may hope to make or cause an investor to lose its entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investors.

Digital assets are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, including, without limitation, non-fungible tokens (which we refer to as “NFTs”), which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein. Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and, as such, is meant to be kept private. Once a wallet is created, a randomly generated 12-word seed phrase is given that is needed to access the wallet on another device. On the initial device or additional devices if the seed phrase is held, wallets are accessed via device-specific passwords.

As such, digital assets are vulnerable to loss. Particularly, if our manager (or other custodian, as applicable) loses the seed phrase and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost. While our manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if our manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable). Further, while our manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur and/or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale/transfer/use of the affected digital assets.

See “The Underlying Assets—Storage” for a description of our manager’s security and storage protocols for digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in our manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner. Accordingly, digital asset transactions may be irreversible, and our manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.

There is currently no insurance available for NFTs, and future costly insurance for NFTs may adversely impact the value of related series and the amount of distributions made to holders of interests.

There is currently no insurance available for NFTs, and insurance may never be available from traditional providers, so our manager self-insures underlying NFTs on behalf of our company. Accordingly, until traditional insurance is available for NFTs, protection of NFTs through insurance is solely dependent on our manager, and thus dependent on the expertise and performance of our manager and its team. See “The Underlying Assets—Insurance” for a description of how our manager self-insures NFTs.

Should traditional insurance become available, the cost of protecting such NFTs may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying assets. If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, potential proceeds from a sale of the related underlying NFT (if ever) and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset or digital assets as its underlying asset(s) is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. There is no assurance that investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets turn out to be useful and economically viable.

The prices of digital assets are extremely volatile, and the value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The volatility and unpredictability of the price of digital assets relative to fiat and other currency may result in significant loss over a short period of time. The prices of digital assets and cryptocurrencies, such as Bitcoin and Ether, have historically been subject to dramatic fluctuations, and are highly volatile, and the market price of underlying digital assets may also be highly volatile, which in turn may result in a decline in value of the related series and the amount of distributions made to holders of interests in such series. Several factors may influence the market price of underlying digital assets, including, but not limited to:

●	the availability of an exchange or other trading platform for digital assets;

●	general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

●	changes in the software, software requirements or hardware requirements underlying any digital assets;

●	currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

●	government-backed currency withdrawal and deposit policies of digital asset exchanges;

●	interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

●	investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

●	coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	regulatory measures, if any, that affect the use or holding of digital assets;

●	global or regional political, economic or financial events and situations; and

●	expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any underlying digital assets. For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in Ether or another well-known cryptocurrency such as Bitcoin may affect the industry as a whole and may also cause the price of other digital assets, including, without limitation, NFTs, to fluctuate.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related series and the amount of distributions made to holders of interests.

The market for NFTs, whether digital art or otherwise, is still nascent, with most growth having occurred in 2020 and the quarter of 2021, and may not be sustained. If the market for NFTs is not sustained, it may be difficult or impossible for us to resell any underlying NFT asset, or to sell at a desirable price. The volatility and unpredictability of the price of NFTs relative to fiat and other currency may result in significant loss over a short period of time. The prices of NFTs have already been subject to dramatic fluctuations, and are highly volatile, which in turn may result in a decline in value of the related series and the amount of distributions made to holders of interests in such series.

The Ethereum blockchain on which ownership of underlying digital assets is recorded may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on the Ethereum blockchain to operate. As a result, underlying digital assets are subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.

Such attacks may materially and adversely affect the Ethereum blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets. As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of underlying digital assets will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators and hard limits on the aggregate amount of digital assets that may be issued. As a result of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen. Examples of these risks and challenges include:

●	The Ethereum blockchain may either increase or decrease the incentive payments required to complete transactions on the Ethereum blockchain, which could materially and adversely affect the transfer or storage of underlying digital assets. Because our manager plans to pay the cost of Ethereum transaction fees for transfers of underlying digital assets, this could also materially and adversely affect the business of our manager. In addition, changes could also reduce the number of validators on the Ethereum blockchain, which could possibly leave the Ethereum blockchain increasingly vulnerable to a so-called 51% attack.

●	The expansion of the Ethereum blockchain and effecting the creation, transfer and storage of digital assets, which currently relies on a “proof-of-work” consensus protocol system whereby blocks are awarded based on the solving of computationally difficult problems, has resulted in Ethereum validators using increasing amounts of energy that may be unsustainable as the system continues to grow, and which may draw unfavorable regulatory attention. Further, when or if the Ethereum blockchain switches to either a hybrid “proof-of-work and proof-of-stake” or “proof-of-stake” consensus protocol system, an Ethereum-wide change to its consensus protocol may present additional risks. For example, transactions in digital assets may not be processed as presently contemplated in the period of time during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets.

Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, other challenges may arise in the future that we cannot predict. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the current digital assets by undermining or vitiating the cryptographic consensus mechanism that underpins the Ethereum blockchain protocol. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry in general, as well as the Ethereum blockchain on which underlying digital assets rely, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

●	worldwide growth in the adoption and use of digital assets and other blockchain technologies;

●	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

●	the maintenance and development of the open-source software protocol of blockchain networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

●	the extent to which current interest in digital assets represents a speculative “bubble”;

●	general economic conditions in the United States and the world;

●	the regulatory environment relating to digital assets and blockchains; and

●	a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets. In particular, the slowing or stopping of the development, general acceptance and adoption and usage of the ERC-721 protocol may deter or delay the acceptance and adoption of NFTs creating using this protocol.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and/or blockchain assets generally or the ERC-721 protocol in particular may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the series related to the underlying digital asset(s), as well as decrease the likelihood of any distributions being made by us to the investors. The value of specific underlying digital assets, and consequently the value of related series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network. For example, the slowing or stopping of general acceptance of the ERC-721 protocol could platforms such as Nifty Gateway ceasing to support the protocol, which in turn could reduce demand for NFTs based on such protocol and result in a decline or complete loss in value of underlying NFTs and the related series.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork. The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not, itself, include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, general acceptance and adoption and usage of the applicable blockchain.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Underlying NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks or the price of blockchain assets that may negatively affect the Ethereum network, other changes, such as upgrades to Ethereum’s blockchain, a hard fork in Ethereum or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of underlying NFT assets.

Forks may be implemented on the Ethereum blockchain in a manner that may affect the value of underlying NFT assets, and may ultimately result in duplicate records of underlying NFT assets.

Third-party groups or individuals involved in the network may at any time propose upgrades or changes to the open-source software underlying the Ethereum blockchain that can result in prolonged “forks” in the Ethereum blockchain. While we do not believe that these changes present significant risks to the underlying NFT assets, there is, however, a possibility that these changes could result in disagreements regarding which record of an NFT should be recognized as legitimate. Our manager would publicly disclaim such a duplicate record as legitimate and work with the community to ensure adoption of only the original record.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager.

Our operating agreement provides that our manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests; will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors; and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

Our company, our manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than our company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of the interests of each series. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Conflicts may exist among our manager, our asset manager and their respective employees or affiliates.

Our manager and our asset manager will engage with, on behalf of our company, a number of brokers, dealers, asset sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our manager or our asset manager and not our company, or may apply disproportionately to other series. Our manager or our asset manager may be incentivized to choose a broker, dealer or asset seller based on the benefits they are to receive or all series collectively are to receive rather than that which is best for a particular series.

Members of the Advisory Board may be art or collectibles dealers and brokers themselves and, therefore, will be incentivized to sell us their own art and collectibles at potentially inflated market prices. Members of the Advisory Board may also be investors, in particular, if they are holding interests acquired as part of a sale of an underlying asset (i.e., as they were the asset seller).  They may therefore promote their own self-interests when providing advice to our manager or our asset manager regarding an underlying asset (e.g., by encouraging the liquidation of such underlying asset so they can receive a return in their capacity as an investor).

In the event that the Operating Expenses exceed the revenue from an underlying asset, if any, and any cash reserves, our manager has the option to cause the related series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, our manager may be incentivized to cause the series to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to investors. Our manager may also choose to issue additional interests of the series to pay for Operating Expenses instead of causing our company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to holders of the series than the dilution incurred from the issuance of additional interests.

There may be conflicts related to potential future brokerage activity.

Either our manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in our interests via the Otis Platform. Our manager or one of its affiliates may be entitled to receive fees based on volume of trading and volatility of the interests on the Otis Platform, and such fees may be in excess of the appreciation in the interests it holds in each series. Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between our manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of our manager (i.e., our manager would collect brokerage fees whether the price of the underlying asset increases or decreases).

Ownership in multiple series may cause conflicts of interest.

Our manager or its affiliates will acquire interests in each series for their own accounts and may transfer these interests, either directly or through brokers, via the Otis Platform. Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests). This ownership in each of the series may result in a divergence of interests between our manager and the investors who only hold one or certain series (e.g., our manager or one of its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series interests).

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series, and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, our manager would be conflicted from acting in the best interests of our company as a whole or the individual. While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” our manager has the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among our manager, our asset manager and the investors.

Our manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As our manager or one of its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, our manager will do so considering all of the circumstances at the time, which may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.

Our manager may be incentivized to use more popular underlying assets at revenue-generating events or in leasing opportunities as this may generate higher Free Cash Flow to be distributed to our manager and investors in the series associated with that particular underlying asset. This may lead the underlying asset of a particular series to generate lower distributions than the underlying assets of other series. The use of art and collectibles at revenue-generating events or in leasing opportunities could increase the risk of the art and collectibles getting damaged and could impact the value of the underlying asset and, as a result, the value of the related series. Our manager may therefore be conflicted when determining whether to use a particular piece of art or a collectible at revenue-generating events or in leasing opportunities to generate revenue or limit the potential of damage being caused to them. Furthermore, our manager may be incentivized to utilize underlying assets that help popularize the interests via the Otis Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

Our manager has the ability to unilaterally amend the operating agreement and allocation policy. As our manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our manager owes to its investors. Therefore, our manager is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Fees for arranging events or monetization may cause conflicts of interest.

As our manager will acquire a percentage of each series, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series in which it holds a greater stake. Any profits generated from the Otis Platform (e.g., through advertising) will be for the benefit of our manager. In order to increase its revenue stream, our manager may, therefore, be incentivized to issue interests of additional series and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series.

Conflicts may arise between the Advisory Board and our company.

The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in our manager. This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit our manager rather than our company.

As a number of the Advisory Board members may be in the art and collectibles industry, they may seek to sell art and collectibles to, acquire art and collectibles from or provide services relating to art and collectibles owned by our company.

Conflicts may exist between legal counsel, our company, our manager and its affiliates.

Our legal counsel is also counsel to our manager and its affiliates, and may serve as counsel with respect to a series. Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of our company other than our manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities, which is filed as Exhibit 12.1 to the offering statement of which this offering circular forms a part.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

Consignors and asset sellers (who may be officers and/or affiliates of our company and our manager) set prices at which the assets would be sold to a series, and those prices may not be based upon arms-length negotiations and may not fully reflect the value of such assets, which often is difficult to determine.

Consignors and other asset sellers establish the prices that series will pay for assets. Although our company and our manager intend to endeavor to determine the appropriate market price for each asset being acquired (and therefore the basis for the value of each series), these prices are often difficult to determine. When affiliates of our company and our manager are the consignors or asset sellers, these prices may not be determined on an arms-length basis. In  such cases, if the prices exceed those paid by such affiliates to initially acquire such assets, there will be an inherent conflict of interest as the affiliates attempt to maximize the amounts paid for the assets.

Risks Related to the Offerings and Ownership of our Interests

There can be no assurance that an active trading market will develop.

An active trading market for any series of our interests may not develop or be sustained. If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if an active market does develop, the market price could decline below the amount you paid for your interests. Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to communicate orders to the PPEX ATS for execution by the Broker and which may permit some liquidity, but there is no assurance that the Liquidity Platform will provide an active market for resales of interests. Further, without the Liquidity Platform, it may be difficult or impossible for you to dispose of your interests.

If an active market ever develops for our interests, the market price and trading volume may be volatile.

If the market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell its interests, making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

We intend for our manager to be able to sell through the Liquidity Platform.

From time to time, our manager may act as a buyer or seller of interests of a particular series through the Liquidity Platform. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should our manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in our manager and investors having divergent interests in regard to the operation and liquidation of the asset underlying a particular series.

Investors lack voting rights, and our manager may take actions that are not in the best interests of investors.

Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments our manager makes (if any) to the operating agreement and allocation policy and also any decision it makes in respect of our company and a series which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series. Investors would therefore not be able to remove our manager merely because they did not agree, for example, with how our manager was managing an underlying asset.

The offerings are being conducted on a “best efforts” basis, and we may not be able to execute our growth strategy if we are unable to raise capital.

We are offering interests in each series on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests of the series but less than all of the offered interests of the series are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered for the series are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from each offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

Each offering is a fixed-price offering and the fixed offering price may not accurately represent the current value of our company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

Each offering is a fixed-price offering, which means that the offering price for interests in each series is fixed and will not vary based on the underlying value of our assets at any time.  Our manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for interests in each series has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for interests in each series may not be supported by the current value of our company or our assets at any particular time.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to interest holders.

Under Section 15.08 of our operating agreement, interest holders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series.

Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or our manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Possible changes in federal or local tax laws, or the application of existing federal or local tax laws, may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.

Our manager will acquire a minimum of 2% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which our manager may sell all or any portion from time to time following the closing of such offering), although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Our manager owns and operates the Otis Platform, through which investors may indirectly invest, through a series of our interests, in art and collectible opportunities that have been historically difficult to access for many market participants. Through the use of the Otis Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Otis Platform. Neither our manager nor any other affiliated entity involved in the offer and sale of our interests is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our interests.

Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

We are offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page iii. The offering price for each series was determined by our manager.

At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. In addition, the asset seller for a particular series may purchase a portion of the interests for that series. Our manager may sell its interests from time to time after the closing of each offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.

The interests are being offered by subscription only in the U.S. and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of interests outside of the U.S.

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. With respect to Series Collection Drop 001 through Series Collection Drop 010, copies of the form of subscription agreement for each series are filed as Exhibits 4.1 to 4.10 to the offering statement of which this offering circular forms a part. With respect to Series Collection Drop 011 and subsequent, a copy of the form of subscription agreement for each series is filed as Exhibit 4.11 to the offering statement of which this offering circular forms a part.

The interests will be issued in book-entry form without certificates.

Our manager, and not our company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fee, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.

Investor Perks

To encourage participation in certain offerings, our company will provide perquisites, or perks, as further described below, to certain investors in such offerings, after a subscription for investment is accepted and after interests are issued to the investor. Our company is of the opinion that these perks do not alter, and are not material to the determination of, the price, value or cost basis of the securities in the applicable offerings. Instead, the perks are promotional items or a “thank you” to investors that help our company achieve its mission. However, it is recommended that prospective investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. None of the proceeds from any offering will be used to fulfill any of the perks described below. Perks are offered with respect to specific offerings and series of interests, and not generally with respect to all offerings, and are only provided to investors that have invested at or above the stated minimum dollar amount to receive a given perk. Fulfillment of a perk will occur within a reasonable amount of time after a subscription for investment is accepted and after interests are issued to the investor.

The table below presents the applicable series of interests to which a perk is offered, a description of the perk, the investment level to receive the stated perk and the approximate cash value of the perk:

Series Name	Perk Description	Investment Amount	Approximate Cash Value(1)
N/A	N/A	N/A	N/A

(1)	The approximate cash value is equal to the price, after tax, paid by our manager to acquire the perk.

Private Drops

Certain offerings may be made available through the Otis Platform to only a limited number of prospective investors (we refer to these as private drops). With respect to these private drops, our manager may increase the minimum subscription by an investor to an amount that it determines in its sole discretion.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Our interests will not be offered or sold to prospective investors subject to ERISA.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.

Broker

Dalmore Group, LLC is acting as our executing broker in connection with the sale of our interests pursuant to a Broker-Dealer Agreement. Pursuant to the agreement, the Broker’s role in the offering is limited to serving as the broker of record, including processing transactions of potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker will have access to the subscription information provided by investors and will serve as broker of record for each offering by processing transactions by investors through the platform technology. The Broker will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.

The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive the Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any offering.

We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of our breach of any provision of the Broker-Dealer Agreement, our wrongful acts or omissions or this offering to the extent not based upon a breach of the agreement by the Broker and/or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement. The Broker agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of the Broker’s breach of the agreement or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.

The Broker-Dealer Agreement has a 12-month term beginning September 3, 2020 and will renew automatically for successive 12-months terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.

Additionally, we engaged the Broker to execute secondary transactions on the PPEX ATS pursuant to a Secondary Market Transactions Engagement Letter. Pursuant to the agreement, the Broker’s role in the offering is limited to acting as agent on behalf of participants in the Liquidity Platform to review, approve and execute transactions on the PPEX ATS, and providing services related thereto. The Broker will not underwrite or purchase securities. We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any losses incurred in any proceeding arising out of their engagement or any matter referred to in the Secondary Market Transactions Engagement Letter, except to the extent caused by the gross negligence or willful misconduct of the indemnified party, and to reimburse any such person for legal and other expenses incurred in connection with any such proceeding. Additionally, we agreed to binding arbitration. The agreement may be terminated by either party on 30 days’ prior written notice.

ATS

North Capital Private Securities is providing access to the PPEX ATS for facilitation of secondary transactions on the Liquidity Platform pursuant to a PPEX ATS Company Agreement. Pursuant to the agreement, North Capital Private Securities’ role is limited to providing access to the PPEX ATS to facilitate unregistered resale transactions of securities. North Capital Private Securities is not providing any advice (including, without limitation, any business, investment, solicitation, legal, accounting, regulatory, tax or other advice) in connection with the engagement or its provision of services.

North Capital Private Securities is a broker-dealer registered with the Commission and a member of FINRA and SIPC and operates the PPEX ATS, an ATS registered with the Commission and FINRA on Form ATS.

The PPEX ATS Company Agreement may be terminated by either party on 90 days’ prior written notice. North Capital Private Securities may terminate or suspend access to the PPEX ATS or terminate the agreement immediately for breach, upon the occurrence of any event that could prevent North Capital Private Securities from operating the PPEX ATS or if North Capital Private Securities determines that the security or normal operation of the PPEX ATS has been compromised and cannot be promptly cured, and may also terminate or suspend access to the PPEX ATS if directed to do so by a governmental, judicial or regulatory authority or self-regulatory organization. Additionally, we agreed to binding arbitration.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Broker, the Escrow Agent, our manager and each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards to the offering statement of which this offering circular forms a part.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, our manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) in any third-party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Brokerage Fee

As compensation for providing the services described in the Broker-Dealer Agreement to us in connection with each offering, the Broker will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the Brokerage Fee).

Each series of interests will be responsible for paying the Brokerage Fee to the Broker from the proceeds of the sale of interests in each such series. The Brokerage Fee will be payable immediately upon the closing of each offering.

In addition thereto, our manager (a) will pay the Broker a fee of $1,000 per amendment to this offering circular and (b) paid the Broker a one-time consulting fee of $20,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), which was due and payable following the issuance by FINRA of a no-objection letter; and (c) will pay the Broker an additional one-time consulting fee of $10,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), due and payable following the issuance by FINRA of a no-objection letter. Further, in connection with the execution of the Broker-Dealer Agreement, our manager paid the Broker a one-time advance payment of $5,000 for out-of-pocket expenses anticipated to be incurred by the Broker, such as costs related to preparing the FINRA filing, due diligence expenses, working with counsel to our manager and our company and other services necessary and required prior to the approval of this offering. Our manager will not be reimbursed for payment of any such fees or expenses.

The Broker and our company will ensure that the aggregate fees received by the Broker will not exceed 8% of the total offering.

In connection with the Liquidity Platform, the Broker receives a commission of 2% of the gross proceeds (1% from the buyer and 1% from the seller involved in a transaction) from sales of interests on the Liquidity Platform. Our manager may elect to pay these fees. North Capital Private Securities, as operator of the PPEX ATS, receives (a) an initial subscription fee of $12,000 for the first two years, and (b) thereafter a subscription fee of $10,000 per year for an annual subscription or $6,000 per six months for a six-month subscription. Further, North Capital Private Securities will be reimbursed for any out-of-pocket expenses incurred in connection with due diligence, including, without limitation, bad actor and background checks and reasonable counsel fees. Our manager will not be reimbursed for payment of any such subscription fees or expenses.

In addition to the foregoing, our manager pays North Capital Investment Technology, the parent company of North Capital Private Securities, a monthly administrative fee of $500 for technology tools to facilitate our company’s offerings of the interests. This fee is capped at $6,000 for the offerings in the aggregate, regardless of the number of series. For the avoidance of doubt, this monthly administrative fee with respect to our company will be paid by our manager to North Capital Investment Technology for a twelve-month period and no further. Our manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the Offering Expenses). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below.

Acquisition Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the underlying asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), photography and videography expenses in order to prepare the profile for the underlying asset on the Otis Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.

Sourcing Fee

Our asset manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee) in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that the Sourcing Fee may be waived by our asset manager.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Otis Platform. The contents of the Otis Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our interests. Any potential investor wishing to acquire our interests must:

1.	Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached as exhibits to the offering statement or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our interests is suitable for you.

2.	Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Otis Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed, you will be instructed to transfer funds in an amount equal to the purchase price for interests you have applied to subscribe for (as set out on the front page of your subscription agreement) by ACH into the escrow account. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by our manager and, if accepted, such further time until you are issued the interests.

4.	Our manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing.

5.	Once the review is complete, our manager will inform you whether or not your application to subscribe for the interests is approved or denied and if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. Our company, our manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for our manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact our manager using the contact details set out in the “Where You Can Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from our manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them, without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by our manager.

No Refunds

Except in the case of an offering being terminated without a closing, or a prospective investor’s subscription not being accepted or being cut back due to oversubscription or otherwise, there will be no refunds.

Selling Restrictions

The following sections contain notices to prospective investors in the stated countries and regions.

Canada

The offering of interests in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the interests may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the interests in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the interests are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the interests by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the interests outside of Canada.

Upon receipt of this offering circular, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

This offering circular has been prepared on the basis that offers of the interests in any member state of the European Economic Area, or an EEA Member State, will be made pursuant to an exemption under Article 1(4) of Regulation (EU) 2017/1129, or the Prospectus Regulation. Accordingly, any person making or intending to make an offer in an EEA Member State of the interests may only do so in circumstances in which no obligation arises for our company or our manager to publish a prospectus pursuant to Article 3(1) of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither we nor our manager has authorized the making of any offer of the interests in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer has authorized the making of any offer of the interests in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer in circumstances in which an obligation arises for the publication of a prospectus or a supplement for such offer.

In relation to each EEA Member State, no interests have been or will be offered pursuant to this offering circular to the public in that EEA Member State, except that offers of the interests to the public may be made in that EEA Member State: (a) to any legal entity that is a qualified investor as defined in Article 2(e) of the Prospectus Regulation, or a Qualified Investor; (b) to fewer than 150 natural or legal persons (other than Qualified Investors) in that EEA Member State, subject to obtaining the prior consent of our manager; or (c) in any circumstances falling within Article 1(4) of the Prospectus Regulation; provided that no such offer of interests shall require the publication of a prospectus pursuant to Article 3 of the Prospectus Regulation or require a prospectus to be supplemented pursuant to Article 23 of the Prospectus Regulation.

For purposes of the foregoing restrictions: (a) the expression an “offer to the public” in relation to the interests in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the interests so as to enable an investor to decide to purchase or subscribe for the interests, and (b) the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This offering circular is for distribution only to, and is directed only at, persons who (a) are outside the United Kingdom; (b) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; (c) are persons falling within Article 43(2) of the Order; (d) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) in connection with the issue or sale of any interests may otherwise lawfully be communicated or caused to be communicated (we refer to all such persons in (a), (b), (c) and (d) together as relevant persons). This offering circular is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this offering circular relates is available only to relevant persons and will be engaged in only with relevant persons.

Our manager has represented, warranted and agreed that: (a) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the interests in circumstances in which Section 21(1) of the FSMA does not apply to our company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the interests in, from or otherwise involving the United Kingdom.

Switzerland

The interests may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under Article 27 ff. of the SIX Listing Rules, or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this offering circular nor any other offering or marketing material relating to the interests or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this offering circular nor any other offering or marketing material relating to this offering, our company, our manager the interests have been or will be filed with or approved by any Swiss regulatory authority. In particular, this offering circular will not be filed with, and the offer of interests will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of interests has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of interests.

Dubai International Financial Centre

This offering circular relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has neither approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The interests to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the interests offered should conduct their own due diligence on the interests. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the interests may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act, which persons we refer to as exempt investors, so that it is lawful to offer the interests without disclosure to investors under Chapter 6D of the Corporations Act.

The interests applied for by exempt investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring interests must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

China

This offering circular does not constitute a public offer of the interests, whether by sale or subscription, in the People’s Republic of China, or the PRC. The interests are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the interests or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Hong Kong

The interests have not been offered or sold. and will not be offered or sold, in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the interests has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to interests which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that ordinance.

Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of interests may not be circulated or distributed, nor may the interests be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA; (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the interests are subscribed for or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire series of interests of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. Our manager reserves the right to modify the use of proceeds based on the factors set forth below. Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of interests are sold in connection with any offering, our manager may pay, and not seek reimbursement for, the Brokerage Fee and Acquisition Expenses.

Series Collection Drop 007

We estimate that the gross proceeds of the offering of Series Collection Drop 007 Interests (including from Series Collection Drop 007 Interests acquired by our manager) will be approximately $20,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$200	1.00%
Cash Portion of the Asset Cost(1)		$19,000	95.00%
Acquisition and	Storage	$40	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$33	0.17%
	Estimated Interest on Note(3)	$0	0.00%
Sourcing Fee(4)		$627	3.14%
Offering Expenses(5)		$0	0.00%
Total Fees & Expenses		$900	4.50%
Working Capital Reserves(6)		$100	0.50%
Total Proceeds		$20,000	100.00%

(1)	Our manager acquired the Series Collection Drop 007 Asset for a total cost of $19,000. On August 17, 2021, we acquired the Series Collection Drop 007 Asset from our manager in exchange for the note described below. In the case of the Series Collection Drop 007 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	The promissory note does not bear interest.

(4)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 007 Asset in an amount equal to 3.14% of the gross offering proceeds.

(5)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 007 Interests.

(6)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On August 17, 2021, we acquired the Series Collection Drop 007 Asset from our manager in exchange for a note in the original principal amount of $19,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.22 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 007 Interests will be distributed to the account of Series Collection Drop 007. Upon final closing of the offering, Series Collection Drop 007 will then pay back the note made to acquire the Series Collection Drop 007 Asset.

Series Collection Drop 009

We estimate that the gross proceeds of the offering of Series Collection Drop 009 Interests (including from Series Collection Drop 009 Interests acquired by our manager) will be approximately $10,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$105	1.00%
Cash Portion of the Asset Cost(1)		$10,000	95.24%
Acquisition and	Storage	$21	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$18	0.17%
	Estimated Interest on Note(3)	$0	0.00%
Sourcing Fee(4)		$256	2.44%
Offering Expenses(5)		$0	0.00%
Total Fees & Expenses		$400	3.81%
Working Capital Reserves(6)		$100	0.95%
Total Proceeds		$10,500	100.00%

(1)	Our manager acquired the Series Collection Drop 009 Asset for a total cost of $10,000. On August 19, 2021, we acquired the Series Collection Drop 009 Asset from our manager in exchange for the note described below. In the case of the Series Collection Drop 009 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	The promissory note does not bear interest.

(4)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 009 Asset in an amount equal to 2.44% of the gross offering proceeds.

(5)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 009 Interests.

(6)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On August 19, 2021, we acquired the Series Collection Drop 009 Asset from our manager in exchange for a note in the original principal amount of $10,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.28 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 009 Interests will be distributed to the account of Series Collection Drop 009. Upon final closing of the offering, Series Collection Drop 009 will then pay back the note made to acquire the Series Collection Drop 009 Asset.

Series Collection Drop 011

We estimate that the gross proceeds of the offering of Series Collection Drop 011 Interests (including from Series Collection Drop 011 Interests acquired by our manager) will be approximately $276,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,763	1.00%
Cash Portion of the Asset Cost(1)		$262,500	95.01%
Acquisition and	Storage	$551	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$461	0.17%
Sourcing Fee(3)		$9,925	3.59%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$13,700	4.96%
Working Capital Reserves(5)		$100	0.04%
Total Proceeds		$276,300	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 011 Asset. Upon closing of the offering, Series Collection Drop 011 will acquire the Series Collection Drop 011 Asset from the consignor for a total cost of $375,000, of which $262,500 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 112,500 of the 388,800 authorized Series Collection Drop 011 Interests. In the case of the Series Collection Drop 011 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 011 Asset in an amount equal to 3.59% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 011 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 011 Interests will be distributed to the account of Series Collection Drop 011. Upon final closing of the offering, Series Collection Drop 011 will then pay the consignor to consummate the acquisition of the Series Collection Drop 011 Asset, and the consignor will be issued 112,500 of the 388,800 authorized Series Collection Drop 011 Interests.

Series Collection Drop 012

We estimate that the gross proceeds of the offering of Series Collection Drop 012 Interests (including from Series Collection Drop 012 Interests acquired by our manager) will be approximately $33,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$337	1.00%
Cash Portion of the Asset Cost(1)		$32,000	94.96%
Acquisition and	Storage	$67	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$56	0.17%
Sourcing Fee(3)		$1,140	3.38%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$1,600	4.75%
Working Capital Reserves(5)		$100	0.30%
Total Proceeds		$33,700	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 012 Asset. Upon closing of the offering, Series Collection Drop 012 will acquire the Series Collection Drop 012 Asset from the consignor for a total cost of $40,000, of which $32,000 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 8,000 of the 41,700 authorized Series Collection Drop 012 Interests. In the case of the Series Collection Drop 012 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 012 Asset in an amount equal to 3.38% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 012 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 012 Interests will be distributed to the account of Series Collection Drop 012. Upon final closing of the offering, Series Collection Drop 012 will then pay the consignor to consummate the acquisition of the Series Collection Drop 012 Asset, and the consignor will be issued 8,000 of the 41,700 authorized Series Collection Drop 012 Interests.

Series Collection Drop 013

We estimate that the gross proceeds of the offering of Series Collection Drop 013 Interests (including from Series Collection Drop 013 Interests acquired by our manager) will be approximately $38,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$381	1.00%
Cash Portion of the Asset Cost(1)		$36,165	94.92%
Acquisition and	Storage	$0	0.00%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$64	0.17%
Sourcing Fee(3)		$1,390	3.65%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$1,835	4.82%
Working Capital Reserves(5)		$100	0.26%
Total Proceeds		$38,100	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 013 Asset. Upon closing of the offering, Series Collection Drop 013 will acquire the Series Collection Drop 013 Asset from the consignor for a total cost of $36,165. In the case of the Series Collection Drop 013 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 013 Asset for $36,165, the same price to be paid by Series Collection Drop 013. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn will realize no profit on the sale.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 013 Asset in an amount equal to 3.65% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 013 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 013 Interests will be distributed to the account of Series Collection Drop 013. Upon final closing of the offering, Series Collection Drop 013 will then pay the consignor to consummate the acquisition of the Series Collection Drop 013 Asset.

Series Collection Drop 014

We estimate that the gross proceeds of the offering of Series Collection Drop 014 Interests (including from Series Collection Drop 014 Interests acquired by our manager) will be approximately $197,400 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$1,974	1.00%
Cash Portion of the Asset Cost(1)		$187,500	94.98%
Acquisition and	Storage	$0	0.00%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$330	0.17%
Sourcing Fee(3)		$7,496	3.80%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$9,800	4.96%
Working Capital Reserves(5)		$100	0.05%
Total Proceeds		$197,400	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 014 Asset. Upon closing of the offering, Series Collection Drop 014 will acquire the Series Collection Drop 014 Asset from the consignor for a total cost of $375,000, of which $187,500 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 187,500 of the 384,900 authorized Series Collection Drop 014 Interests. In the case of the Series Collection Drop 014 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 014 Asset in an amount equal to 3.8% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 014 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 014 Interests will be distributed to the account of Series Collection Drop 014. Upon final closing of the offering, Series Collection Drop 014 will then pay the consignor to consummate the acquisition of the Series Collection Drop 014 Asset, and the consignor will be issued 187,500 of the 384,900 authorized Series Collection Drop 014 Interests.

Series Collection Drop 015

We estimate that the gross proceeds of the offering of Series Collection Drop 015 Interests (including from Series Collection Drop 015 Interests acquired by our manager) will be approximately $35,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$350	1.00%
Cash Portion of the Asset Cost(1)		$33,250	95.00%
Acquisition and	Storage	$70	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$58	0.17%
Sourcing Fee(3)		$1,172	3.35%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$1,650	4.71%
Working Capital Reserves(5)		$100	0.29%
Total Proceeds		$35,000	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 015 Asset. Upon closing of the offering, Series Collection Drop 015 will acquire the Series Collection Drop 015 Asset from the consignor for a total cost of $48,250, of which $33,250 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 15,000 of the 50,000 authorized Series Collection Drop 015 Interests. In the case of the Series Collection Drop 015 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 015 Asset in an amount equal to 3.35% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 015 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 015 Interests will be distributed to the account of Series Collection Drop 015. Upon final closing of the offering, Series Collection Drop 015 will then pay the consignor to consummate the acquisition of the Series Collection Drop 015 Asset, and the consignor will be issued 15,000 of the 50,000 authorized Series Collection Drop 015 Interests.

Series Collection Drop 016

We estimate that the gross proceeds of the offering of Series Collection Drop 016 Interests (including from Series Collection Drop 016 Interests acquired by our manager) will be approximately $276,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,763	1.00%
Cash Portion of the Asset Cost(1)		$262,500	95.01%
Acquisition and	Storage	$551	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$461	0.17%
Sourcing Fee(3)		$9,925	3.59%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$13,700	4.96%
Working Capital Reserves(5)		$100	0.04%
Total Proceeds		$276,300	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 016 Asset. Upon closing of the offering, Series Collection Drop 016 will acquire the Series Collection Drop 016 Asset from the consignor for a total cost of $525,000, of which $262,500 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 262,500 of the 538,800 authorized Series Collection Drop 016 Interests. In the case of the Series Collection Drop 016 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 016 Asset in an amount equal to 3.59% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 016 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 016 Interests will be distributed to the account of Series Collection Drop 016. Upon final closing of the offering, Series Collection Drop 016 will then pay the consignor to consummate the acquisition of the Series Collection Drop 016 Asset, and the consignor will be issued 262,500 of the 538,800 authorized Series Collection Drop 016 Interests.

Series Collection Drop 017

We estimate that the gross proceeds of the offering of Series Collection Drop 017 Interests (including from Series Collection Drop 017 Interests acquired by our manager) will be approximately $15,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$158	1.00%
Cash Portion of the Asset Cost(1)		$15,000	94.94%
Acquisition and	Storage	$32	0.20%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$26	0.16%
Sourcing Fee(3)		$484	3.06%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$700	4.43%
Working Capital Reserves(5)		$100	0.63%
Total Proceeds		$15,800	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 017 Asset. Upon closing of the offering, Series Collection Drop 017 will acquire the Series Collection Drop 017 Asset from the consignor for a total cost of $30,000, of which $15,000 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 15,000 of the 30,800 authorized Series Collection Drop 017 Interests. In the case of the Series Collection Drop 017 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 017 Asset in an amount equal to 3.06% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 017 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 017 Interests will be distributed to the account of Series Collection Drop 017. Upon final closing of the offering, Series Collection Drop 017 will then pay the consignor to consummate the acquisition of the Series Collection Drop 017 Asset, and the consignor will be issued 15,000 of the 30,800 authorized Series Collection Drop 017 Interests.

Series Collection Drop 018

We estimate that the gross proceeds of the offering of Series Collection Drop 018 Interests (including from Series Collection Drop 018 Interests acquired by our manager) will be approximately $41,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$410	1.00%
Cash Portion of the Asset Cost(1)		$38,960	95.02%
Acquisition and	Storage	$0	0.00%
Operating Expenses(2)	Shipping & Transportation	$0	0.00%
	Insurance	$68	0.17%
Sourcing Fee(3)		$1,462	3.57%
Offering Expenses(4)		$0	0.00%
Total Fees & Expenses		$1,940	4.73%
Working Capital Reserves(5)		$100	0.24%
Total Proceeds		$41,000	100.00%

(1)	Our manager is acting as consignee for the Series Collection Drop 018 Asset. Upon closing of the offering, Series Collection Drop 018 will acquire the Series Collection Drop 018 Asset from the consignor for a total cost of $97,400, of which $38,960 will be paid in cash and the remainder of which our manager agreed will be paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests. In the case of the Series Collection Drop 018 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 018 Asset for $97,400, the same price to be paid by Series Collection Drop 018. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn will realize no profit on the sale.

(2)	To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)	Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Collection Drop 018 Asset in an amount equal to 3.57% of the gross offering proceeds.

(4)	Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Collection Drop 018 Interests.

(5)	Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

Upon the closing of the offering, proceeds from the sale of the Series Collection Drop 018 Interests will be distributed to the account of Series Collection Drop 018. Upon final closing of the offering, Series Collection Drop 018 will then pay the consignor to consummate the acquisition of the Series Collection Drop 018 Asset, and the consignor, Mr. Karnjanaprakorn, will be issued 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.

THE UNDERLYING ASSETS

The discussions contained in this offering circular relating to the underlying assets; their related artists, designers and/or makers; and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.

Insurance

We work with insurance broker, DeWitt Stern, and our carrier, Aspen American Insurance Company, to insure all physical assets during both transport and storage.

There is currently no insurance available for NFTs, but we are working with our broker to eventually secure a standalone NFT policy. Presently, our manager self-insures underlying NFTs on behalf of our company, as set forth in the asset management agreement between our manager and each series holding an NFT. Our manager agrees to fully insure underlying NFTs against any and all losses due to fraudulent or accidental transactions (including due to theft) or our manager’s negligence (e.g., inability to access or recover the wallet due to loss of the 12-word MetaMask seed phrase or a segment thereof).

Storage

Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purposes of storing the underlying physical assets in a highly controlled environment, other than when any such asset is being utilized for marketing or similar purposes.

Underlying NFTs are stored by our manager using commercially reasonable measures in a MetaMask wallet. The 12-word MetaMask seed phrase which secures the wallet was split into two six-word segments and saved as handwritten copies only (no digital copy, and not digitally created), with one segment held by the CEO of our manager in a vault in North Carolina and the other held by the General Counsel of our manager in a vault in New York. Presently, only the CEO of our manager has access to the wallet on a device under his control, and the wallet is accessible via “memorable password” saved as a handwritten copy only. Should this password be lost, the wallet can be recovered using the full 12-word seed phrase.

Depreciation

We treat art, collectible assets and NFTs as collectibles, and therefore, we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.

The Series Collection Drop 007 Asset

Summary Overview

Series Collection Drop 007 has purchased a first-generation, sealed Apple iPod 5GB M8513LL/A (which we refer to as the Series Collection Drop 007 Asset).

●	The iPod: The Series Collection Drop 007 Asset original iPod is from the earliest production in 2001, brand new, factory-sealed in its original box. The Series Collection Drop 007 Asset is model number M8513LL/A, designed for North American markets.

●	Scarcity: As of 2017, Apple announced that it had sold more than 400 million iPods worldwide. That same year, Apple announced that their flagship product would be discontinued as they prioritized the integration with the iPhone. While the number of brand new, first-generation iPods is unknown, only around 600,000 were sold in the first year, and the vast majority of them were used immediately.

●	Cultural Significance: In 2001, Apple announced the iPod, a device that promised to “put 1,000 songs in your pocket.” What resulted was a mass adoption that would change the way we interact with music forever. Leading innovation for other devices like the iPhone, the iPod is one of the most critically important hardware innovations of the 21st century.

●	Recent Comparable Sales: Due to the scarcity of factory-sealed original iPods, there are few direct comparables; as of August 2021, the most recent sale was for $22,000 in June 2021.

Specifications

Brand	Apple
Model	iPod 5GB M8513LL/A
Production Year	2001
Condition	New and factory sealed
Purchased From	Private Collector
Purchased For	$19,000
Year Purchased	2021

The Device

Demand for the most influential Apple products is strong. The first-generation iPod from 2001 is the original device that changed the music landscape forever.

Market Assessment

The market for collectibles reached more than $370 billion in 2020. Within the broader collectibles market, the market for collectible hardware and technology products is still nascent, with no major grading authority. Developments of these sorts may help the subcategory establish a stronger foothold.

Condition Report

The Series Collection Drop 007 Asset is brand new and factory-sealed in its original box.

Ownership and Pricing History

The Series Collection Drop 007 Asset was purchased from a private collector. The prior specific ownership and pricing history of the Series Collection Drop 007 Asset is unknown.

The Series Collection Drop 009 Asset

Summary Overview

Series Collection Drop 009 has purchased a pair of Jay-Z collaboration Nike Air Force 1 “All Black Everything” for HOV Charity “France” sneakers (which we refer to as the Series Collection Drop 009 Asset).

●	The Shoes: In 2010, to celebrate the World Basketball Festival, Jay-Z partnered with Nike to release five sneakers that represented each country participating in the festival: the United States, France, China, Brazil and Puerto Rico. Labeled as “All Black Everything,” each pair is unique in its design (materials and country-related motifs), with two pairs made per participating country. The Series Collection Drop 009 Asset sneakers are one of only two “France” pairs made (and one of 10 in terms of the entire collection), size US 12 and in brand new, deadstock condition.

●	Cultural Significance: Nike’s Air Force 1 sneaker stands as one of the pillars of modern sneaker culture. Designed in 1982 by Bruce Kilgore, the basketball-focused shoe was quickly adopted by the New York hip-hop scene in the 1990s and 2000s. With cosigns and collaborations from legends like Jay-Z, Fat Joe and DJ Clark Kent, the Air Force 1 became a critically important piece of cultural history. 39 years later, the Air Force 1 is still a mainstay in Nike’s sneaker offerings.

●	Recent Comparable Sales: Due to the scarcity of these sneakers, there are no direct comparable sales as of August 2021 for a “France” pair; 370 Markets LLC d/b/a Rares purchased one “Brazil” pair and one “China” pair for $14,000 total in 2020. When initially auctioned off for charity in 2010, a complete set of the five pairs sold for $45,000 ($9,000 per pair).

Specifications

Brand	Nike
Asset	Jay-Z collaboration Air Force 1 “All Black Everything” for HOV Charity sneakers
Colorway	“France”
Size	US 12
Condition	Deadstock
Release Date	2010
Purchased From	Private Collector
Purchased For	$10,000
Year Purchased	2021

The Sneakers

The 2000s were the golden era for sneakers, particularly the Nike Air Force 1. In 2010, Nike produced just 10 pairs of sneakers in collaboration with Jay-Z’s HOV Charity to celebrate the 2010 World Basketball Festival.

Market Assessment

Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.

Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As an extremely limited edition release, the shoes comprising the Series Collection Drop 009 Asset have not seen retro iterations since their initial release.

Supply for the sneakers constituting the Series Collection Drop 009 Asset is extremely scarce, and scarcer in deadstock condition.

Condition Report

The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.

Ownership and Pricing History

We purchased the Series Collection Drop 009 Asset sneakers from a private collector. Prior ownership and pricing history of the sneakers constituting the Series Collection Drop 009 asset is unknown.

The Series Collection Drop 011 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 011 Interests, Series Collection Drop 011 will purchase a 9.6 A+ Wata-graded Super Mario 64 game (which we refer to as the Series Collection Drop 011 Asset).

●	Asset: Super Mario 64 sits near the center of the Super Mario franchise having just recently set a category all-time-high for a 9.8 A++ Wata-graded copy. Accessible, extremely playable, globally recognizable and foundational for 3D gameplay, a sealed Super Mario 64 in this high of a grade is getting harder and harder to come by and therefore increasingly coveted. This copy is a “non-Player’s Choice” variant.

●	Scarcity: While the exact population of the game is unknown, we are aware of two copies (including the Series Collection Drop 011 Asset) at a Wata 9.6 grade. The next-highest graded copy of the “non-Player’s Choice” variant that sold publicly was a 9.4 A+ Wata-graded copy sold in January 2021.

●	Cultural Significance: Super Mario 64 is a cornerstone game in Nintendo’s biggest franchise and is in grail territory having sold the most copies of any game in the Nintendo 64 catalogue at 11.9M.

●	Recent Comparable Sales: While there have been no recent public sales of a a 9.6 A+ Wata-graded “non-Player’s Choice” variant game as of September 2021, the most comparable sale is a 9.8 A++ Wata-graded copy sold in July 2021 for $1.56M, which sale set an all-time-high for the game.

Specifications

Title	Super Mario 64
Game Type	Nintendo 64
Release Year	1996
Wata Grade	9.6
Seal Grade	A+
Consignor	Private Collector
Consignment Price	$375,000
Year Consigned	2021

The Game

Super Mario is part of one of the most powerful and recognizable franchises in gaming history. Released in 1996, Super Mario 64 for Nintendo 64 debuted 3D gameplay, representing a marked shift in the gaming world and laying the groundwork for significant future innovations in the industry and beyond.

Market Assessment

The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report

The Series Collection Drop 011 Asset is a 9.6 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.

Ownership and Pricing History

The Series Collection Drop 011 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 011 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 011 Asset pursuant to a consignment agreement entered into with the consignor on August 20, 2021. Pursuant to the agreement, the Series Collection Drop 011 Asset is consigned with our manager for a three-month period for $375,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 011 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 011 interests, Series Collection Drop 011 will acquire the Series Collection Drop 011 Asset from the consignor for a total cost of $375,000, of which $262,500 will be paid in cash and the remainder of which will be paid in the form of 112,500 of the 388,800 authorized Series Collection Drop 011 Interests.

The Series Collection Drop 012 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 012 Interests, Series Collection Drop 012 will purchase a 9.4 A+ Wata-graded Metroid game (which we refer to as the Series Collection Drop 012 Asset).

●	Asset: Nintendo Power ranked Metroid, first released in 1987, as the fifth best NES game on its “Best of the Best” list. Known for its graphics and its hero, Samus Aran, Metroid was a groundbreaking and extremely playable game. The Series Collection Drop 012 Asset copy is graded as a Wata 9.4 with an A+ seal.

●	Scarcity: While the exact population of the game in high grades is unknown, original, sealed NES sealed games in high grades are getting harder and harder to come by, especially those like Metroid which are now nearly 35 years old.

●	Cultural Significance: Metroid for NES was the original game to launch a still-ongoing franchise. Featuring one of the first female heroes in gaming history, not only was Metroid impactful to gaming culture with its graphics and soundtrack, but it also made a significant splash with its story as well.

●	Recent Comparable Sales: While there have been no recent public sales of a 9.4 A+ Wata-graded copy as of September 2021, an 8.5 A+ Wata-graded copy sold in July 2021 for $12,000, and we typically see a 3x multiplier from Wata 8.5 to Wata 9.4.

Specifications

Title	Metroid
Game Type	NES
Release Year	1987
Wata Grade	9.4
Seal Grade	A+
Consignor	Private Collector
Consignment Price	$40,000
Year Consigned	2021

The Game

Metroid for the Nintendo Entertainment System was the first game released under the Metroid franchise, a mainstay and still ongoing game family in the Nintendo lineup known for its graphics, soundtrack and controls.

Market Assessment

The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report

The Series Collection Drop 012 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.

Ownership and Pricing History

The Series Collection Drop 012 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 012 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 012 Asset pursuant to a consignment agreement entered into with the consignor on September 3, 2021. Pursuant to the agreement, the Series Collection Drop 012 Asset is consigned with our manager for a three-month period for $40,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 012 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 012 interests, Series Collection Drop 012 will acquire the Series Collection Drop 012 Asset from the consignor for a total cost of $40,000, of which $32,000 will be paid in cash and the remainder of which will be paid in the form of 8,000 of the 41,700 authorized Series Collection Drop 012 Interests.

The Series Collection Drop 013 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 013 Interests, Series Collection Drop 013 will purchase an NFT by Larva Labs titled Meebit #12536 (which we refer to as the Series Collection Drop 013 Asset).

●	Asset: The Series Collection Drop 013 Asset, Meebit #12536, features 16 attributes, earning it a rarity ranking of #496 according to Rarity Tools (rarity.tools). As with other algorithmically generated NFTs, attributes matter. The attributes include a leather jacket, gold earring, purple headphones, stubble beard, jersey, classic shoes, buzzcut, cargo pants and more. Meebits were originally released by Larva Labs in May 2021 as their third official NFT project. Using algorithmic code to generate each Meebit, no two Meebits were created alike. According to TechCrunch, “as CryptoPunks prices reached stratospheric heights, it seems that even by doubling the total supply (20,000 avatars versus CryptoPunks’ 10,000 figures) Meebits are poised to still be an expensive affair.”

●	Scarcity: Each Meebit is entirely unique in its attribute breakdown. Only 62 Meebits have 16 attributes, and only 95/20,000 Meebits feature purple headphones, the rarest attribute of Meebit #12536.

●	Category ATH: A rare pig-attribute Meebit sold for $11.7M at Sotheby’s in June 2021.

●	Smart Contract Terms: Use of the Meebits Ethereum-network smart contracts, which allow the acquisition, purchase, sale, ownership and transfer of Meebits, and site, presently located at meebits.larvalabs.com, which allows the viewing of Meebits (which we refer to collectively as the Meebits App), both of which are made available by Meebits LLC, is governed by terms and conditions, presently located at meebits.larvalabs.com/meebits/termsandconditions (last accessed September 20, 2021; these terms and conditions are not incorporated by reference into this offering circular), which include limitations of liability, restrictions, general disclaimers and disclaimers of warranty. The NFT is freely transferable. Meebits LLC retains ownership of all intellectual property rights associated with the Meebits App and Meebits NFTs but grants a limited worldwide, non-exclusive, non-transferable, royalty-free license to use, copy and display the art associated with the NFT, with certain limitations. Meebits LLC also grants a limited, worldwide, non-exclusive, non-transferable license to use, copy and display the art associated with the NFT for the purpose of commercializing physical merchandise, with certain limitations. The terms include further restrictions on use of the art associated with the NFT for which express prior written consent of Meebits LLC is required. Meebits LLC reserves the right to terminate access to all or any part of the Meebits App at any time, with or without cause, with or without notice, effective immediately, which may result in the forfeiture and destruction of all information associated with an account, and disclaims liability for any such suspension or termination. Series Collection Drop 013 agrees to indemnify Meebits LLC and its subsidiaries, affiliates, officers, agents, employees, advertisers, licensors, suppliers or partners from and against any claim, liability, loss, damage (actual and consequential) of any kind or nature, suit, judgment, litigation cost, and attorneys’ fees arising out of or in any way related to (i) breach of the terms, (ii) use or misuse of, or access to, the Meebits App, (iii) misappropriation or infringement of any intellectual property rights or other right of Meebits LLC or any person or entity or (iv) violation of applicable laws, rules or regulations in connection with access to or use of the Meebits App. Meebits LLC reserves the right to assume the exclusive defense and control of any matter otherwise subject to indemnification, in which event Series Collection Drop 013 will assist and cooperate with us in asserting any available defenses. Series Collection Drop 013 agrees to binding arbitration in New York County, New York, under the Arbitration Rules of the American Arbitration Association then in effect. The terms also include a jury trial and class action lawsuit disclaimer. To clarify some of the foregoing, the Series Collection Drop 013 Asset is the NFT itself, not the art or other intellectual property associated with the NFT. By way of example, when someone buys a book, the author retains copyright to the words in the book, so the book purchaser’s use is restricted in certain ways, for example, republishing the text without permission is prohibited. We do not believe the foregoing positively or negatively impacts the value or use of the NFT.

Specifications

Artist	Larva Labs
Collection	Meebits
Number	#12536
Release Year	2021
Consignor	Michael Karnjanaprakorn
Consignment Price	$36,165
Year Purchased	2021

The NFT

Originally released in 2021 by Larva Labs, the creator of CryptoPunks, Meebits are the next generation of algorithmically generated NFTs. The 20,000 unique 3D voxel characters have followed the path of their predecessors and are now ranked as one of the top five NFT projects on the Ethereum blockchain.

Market Assessment

The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.

Ownership and Pricing History

The Series Collection Drop 013 Asset is consigned by Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 013 Asset for $36,165, the same price to be paid by Series Collection Drop 013. Prior ownership history of the NFT constituting the Series Collection Drop 013 Asset is visible on the blockchain, and prior pricing history of the Series Collection Drop 013 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 013 Asset pursuant to a consignment agreement entered into with the consignor on September 15, 2021. Pursuant to the agreement, the Series Collection Drop 013 Asset is consigned with our manager for a three-month period for $36,165. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 013 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 013 interests, Series Collection Drop 013 will acquire the Series Collection Drop 013 Asset from the consignor for a total cost of $36,165.

Asset-Specific Risk

In addition to the risk factors included in this offering circular, the following risk factor also applies to the Series Collection Drop 013 Asset.

If Meebits LLC found our manager or Series Collection Drop 013 to be in breach of the terms and conditions governing use of the Meebits App, Meebits LLC could terminate our manager’s access to all or any part of the Meebits App, which could result in the decline or complete loss in value of or inability to transfer or sell the Series Collection Drop 013 Asset.

The terms and conditions governing the Meebits App allow Meebits LLC to terminate access to all or any part of the Meebits App at any time, with or without cause, with or without notice, effective immediately, which may result in the forfeiture and destruction of all information associated with an account. This could materially and adversely affect the transfer or sale of the Series Collection Drop 013 Asset. As a result, there can be no assurances that the transfer or storage of the Series Collection Drop 013 Asset will be uninterrupted. This could result in a decline or complete loss in value or the inability to transfer or sell the Series Collection Drop 013 Asset.

The Series Collection Drop 014 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 014 Interests, Series Collection Drop 014 will purchase an NFT by Larva Labs titled CryptoPunk #2142 (which we refer to as the Series Collection Drop 014 Asset).

●	Asset: The Series Collection Drop 014 Asset, CryptoPunk #2142, features four attributes, the combination of which earns it a rarity ranking of #1510 according to Rarity Tools (rarity.tools). As with other algorithmically generated NFTs, attributes matter. The attributes include a vape, a mole, hot lipstick and nerd glasses. CryptoPunks were originally released by Larva Labs in June 2017 drawing inspiration from the British punk scene and the cyberpunk movement. Using algorithmic code to generate each CryptoPunk, no two CryptoPunks were created alike. Therefore, Larva Labs was able to trailblaze scarcity within the blockchain ecosystem, inspiring the ERC-721 standard used for the majority of NFTs today.

●	Scarcity: Each CryptoPunk is entirely unique in its attribute breakdown. Only 1,420 CryptoPunks have four attributes, and only 272/10,000 CryptoPunks feature a vape.

●	Category ATH: A rare alien-attribute CryptoPunk sold for $11.7M at Sotheby’s in June 2021.

●	Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.

Specifications

Artist	Larva Labs
Collection	CryptoPunks
Number	#2142
Release Year	2017
Consignor	Private Collector
Consignment Price	$375,000
Year Purchased	2021

The NFT

Originally released in 2017 by Larva Labs, CryptoPunks were the first NFTs ever minted on the Ethereum blockchain. The 10,000 individually created CryptoPunk NFTs, each with their own set of unique attributes, have since rocketed to iconic status in both the digital asset and art worlds as foundational to a new digital medium and genre.

Market Assessment

The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.

Ownership and Pricing History

The Series Collection Drop 014 Asset is consigned by a private collector. Prior ownership history of the NFT constituting the Series Collection Drop 014 Asset is visible on the blockchain, and prior pricing history of the Series Collection Drop 014 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 014 Asset pursuant to a consignment agreement entered into with the consignor on September 17, 2021. Pursuant to the agreement, the Series Collection Drop 014 Asset is consigned with our manager for a three-month period for $375,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 014 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 014 interests, Series Collection Drop 014 will acquire the Series Collection Drop 014 Asset from the consignor for a total cost of $375,000, of which $187,500 will be paid in cash and the remainder of which will be paid in the form of 187,500 of the 384,900 authorized Series Collection Drop 014 Interests.

The Series Collection Drop 015 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 015 Interests, Series Collection Drop 015 will purchase an SGC GM 10-graded 2018-19 Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC trading card (which we refer to as the Series Collection Drop 015 Asset).

●	The Card: A rare card (one of 25) celebrating and released in Luka Doncic’s rookie year, the Series Collection Drop 015 Asset card is made all the rarer by its high grade. Doncic’s cards have commanded as much attention and dominance as his play, none more so than his rookies.

●	Scarcity: The Series Collection Drop 015 Asset card is one of 25 and one of the highest-graded of an already small population.

●	Recent Sales: As of October 2021, ungraded 2018-19 Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC trading cards sold for $22,500 and $20,400 in May and March 2021, respectively, and an SGC GM 10-graded copy sold for $40,600 in April 2021.

●	Category ATH: In February 2021, a Doncic rookie card sold for $4.6M, an all-time high for Doncic cards and the entire category at the time of the sale.

Specifications

Card	Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC
Production Year	2018-19
SGC Grade	GM 10
Consignor	Private Collector
Consignment Price	$48,250
Year Consigned	2021

The Athlete

Luka Doncic’s cards have commanded premiums even in the face of cyclical softness in the overall card market, especially his rookie cards, after Donci having been unanimously selected as 2018 Rookie of the Year. With a significant amount of time ahead of him in the league, his size, athleticism and incredible basketball IQ have him well positioned to dominate the league for years to come.

Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.

Condition Report

The Series Collection Drop 015 Asset is a GM 10 Sportscard Guaranty Corporation (SGC) graded trading card. GM 10 is the second-highest available grade in the SGC grading system. There are 25 2018-19 Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC cards in circulation. The card is preserved in a plastic holder with tamper-evident seal.

Ownership and Pricing History

The Series Collection Drop 015 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 015 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 015 Asset pursuant to a consignment agreement entered into with the consignor on September 29, 2021. Pursuant to the agreement, the Series Collection Drop 015 Asset is consigned with our manager for a three-month period for $48,250. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 015 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 015 interests, Series Collection Drop 015 will acquire the Series Collection Drop 015 Asset from the consignor for a total cost of $48,250, of which $33,250 will be paid in cash and the remainder of which will be paid in the form of 15,000 of the 50,000 authorized Series Collection Drop 015 Interests.

The Series Collection Drop 016 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 016 Interests, Series Collection Drop 016 will purchase an 8.5 A+ Wata-graded Super Mario Bros. “Hangtab” game (which we refer to as the Series Collection Drop 016 Asset).

●	The Game: Originally released in 1985, Super Mario Bros. was the first Super Mario game, developed by Shigeru Miyamoto (who was involved in all of the early Super Mario releases). This platform game popularized side-scrolling games as a genre and re-envisioned how soundtracks relate to gameplay. The Series Collection Drop 016 Asset is a “Hangtab” copy, with a high 8.5 A+ Wata grade, making it very scarce.

●	Scarcity: There are believed to be between 20 to 30 sealed Super Mario Bros. “Hangtab” games, many of which are in lower grades.

●	Recent Sales: While there have been no recent public sales of an 8.5 A+ Wata-graded copy as of October 2021, a 9.2 A Wata-graded copy sold in September 2021 for $660,000; a 9.6 A+ Wata-graded copy sold in April 2021 for $660,000.

●	Category ATH: In August 2021, a 9.8 A+ Wata-graded Super Mario Bros. “Hangtab” game sold for $2M, setting an all-time high for any Super Mario Bros. game and the entire category at the time of the sale.

Specifications

Title	Super Mario Bros. “Hangtab”
Game Type	NES
Release Year	1985
Wata Grade	8.5
Seal Grade	A+
Consignor	Private Collector
Consignment Price	$525,000
Year Consigned	2021

The Game

Widely considered one of the greatest video games of all time, and also one of the best selling games of all time (with over 50 million copies sold worldwide), Super Mario Bros. is a cultural juggernaut. Often regarded as the killer app for the Nintendo Entertainment System, Super Mario Bros. was the successor to the Mario Bros. arcade game, and the launch game for the console in the United States. This game, and the NES, are believed to have revived interest in home gaming consoles in the 1980s, setting the stage for the coming decades.

Market Assessment

The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report

The Series Collection Drop 016 Asset is an 8.5 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.

Ownership and Pricing History

The Series Collection Drop 016 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 016 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 016 Asset pursuant to a consignment agreement entered into with the consignor on October 5, 2021. Pursuant to the agreement, the Series Collection Drop 016 Asset is consigned with our manager for a three-month period for $525,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 016 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 016 interests, Series Collection Drop 016 will acquire the Series Collection Drop 016 Asset from the consignor for a total cost of $525,000, of which $262,500 will be paid in cash and the remainder of which will be paid in the form of 262,500 of the 538,800 authorized Series Collection Drop 016 Interests.

The Series Collection Drop 017 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 017 Interests, Series Collection Drop 017 will purchase a 9.8 A++ Wata-graded Call of Duty: Modern Warfare II “Not For Resale” game (which we refer to as the Series Collection Drop 017 Asset).

●	The Game: Originally released in 2009, Call of Duty: Modern Warfare II was the sixth installment in the Call of Duty franchise. The Series Collection Drop 017 Asset copy is graded as a Wata 9.8 with an A++ seal, the highest grade available. Additionally, it is also a “Not For Resale,” or “NFR,” copy, making it scarcer than normal copies. An article published by The Gamer recently called Call of Duty: Modern Warfare II, “the best multiplayer shooter of all time.”

●	Recent Sales: There have been no recent public sales of a 9.8 A++ Wata-graded copy as of October 2021; a 9.8 A+ Wata-graded copy of the original Call of Duty game, Finest Hour, sold for $22,800 in August 2021.

●	Category ATH: In August 2021, a 9.8 A+ Wata-graded Super Mario Bros. “Hangtab” game sold for $2M, setting an all-time high for any Super Mario Bros. game and the entire category at the time of the sale.

Specifications

Title	Call of Duty: Modern Warfare II “Not For Resale”
Game Type	Xbox 360
Release Year	2009
Wata Grade	9.8
Seal Grade	A++
Consignor	Private Collector
Consignment Price	$30,000
Year Consigned	2021

The Game

Call of Duty: Modern Warfare II is widely considered to be one of the best multiplayer first-person shooter games of all time. At the time of its initial release, Modern Warfare II became the biggest entertainment launch in history. With over 25 million copies sold worldwide, Modern Warfare II has proven its staying power through its influence on professional eSports, and the creation of newer releases like Call of Duty: Warzone.

Market Assessment

The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report

The Series Collection Drop 017 Asset is a 9.8 Wata-graded game with a Grade A++ seal. The game is in excellent condition and preserved in a Wata plastic holder.

Ownership and Pricing History

The Series Collection Drop 017 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 017 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 017 Asset pursuant to a consignment agreement entered into with the consignor on October 8, 2021. Pursuant to the agreement, the Series Collection Drop 017 Asset is consigned with our manager for a three-month period for $30,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 017 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 017 interests, Series Collection Drop 017 will acquire the Series Collection Drop 017 Asset from the consignor for a total cost of $30,000, of which $15,000 will be paid in cash and the remainder of which will be paid in the form of 15,000 of the 30,800 authorized Series Collection Drop 017 Interests.

The Series Collection Drop 018 Asset

Summary Overview

Upon closing of a successful offering of Series Collection Drop 018 Interests, Series Collection Drop 018 will purchase an Art Blocks NFT by Snowfro titled Chromie Squiggle #2241 (which we refer to as the Series Collection Drop 018 Asset).

●	The NFT: Chromie Squiggles is an Art Blocks project that creates generative art NFTs. The Series Collection Drop 018 Asset NFT, Chromie Squiggle #2241, a “Bold” variation, a rare visual trait that comprises just 1% of the total supply, alongside a spectrum of colors.

●	The Platform: Art Blocks is a generative art platform that allows collectors to mint tokens without actually knowing what they will get until it’s minted. The artist writes code that is plugged into the platform, which generates different combinations of the variables at random.

●	Scarcity: Each Squiggle is unique in its attributes, including starting color, ending color, color spread, color direction, height, segments and steps between segments.

●	Recent Sales: As of October 2021, “Bold” variation Chromie Squiggles with comparable color traits recently sold for $115,400 (32 ETH) on October 13, 2021, $206,322 (57.69 ETH) on October 9, 2021 and $91,961 (31 ETH) on September 20, 2021.

●	Project ATH: In September 2021, Chromie Squiggle #4697, a “Bold, HyperRainbow” variation (0.35% of total supply), sold for 944 ETH, equivalent to $2.895M at the time of purchase, establishing a new record high sale for the Chromie Squiggle market.

●	Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.

Specifications

Platform	Art Blocks
Artist	Snowfro
Project	Chromie Squiggle
Number	#2241
Release Year	2021
Consignor	Michael Karnjanaprakorn
Consignment Price	$97,400
Year Consigned	2021

The NFT

Art Blocks is the world’s first platform dedicated to decentralized generative art NFTs, started by artist Snowfro. Chromie Squiggles by Snowfro was the first project on Art Blocks.

Market Assessment

The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.

Ownership and Pricing History

The Series Collection Drop 018 Asset is consigned by Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 018 Asset for $97,400, the same price to be paid by Series Collection Drop 018. Prior ownership history of the NFT constituting the Series Collection Drop 018 Asset is visible on the blockchain, and further pricing history of the Series Collection Drop 018 Asset is unknown.

Consignment Agreement

Our manager is acting as exclusive consignee of the Series Collection Drop 018 Asset pursuant to a consignment agreement entered into with the consignor on October 15, 2021. Pursuant to the agreement, the Series Collection Drop 018 Asset is consigned with our manager for a three-month period for $97,400. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 018 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 018 interests, Series Collection Drop 018 will acquire the Series Collection Drop 018 Asset from the consignor for a total cost of $97,400, of which $38,960 will be paid in cash and the remainder of which will be paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.

DESCRIPTION OF BUSINESS

Overview

We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.

The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals, and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated, diversification.

We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

Art

According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year.  Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.

Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.

According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.

Sneakers

According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion. Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.

A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.

Streetwear and Supreme

Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy. According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.

The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world’s most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.

Comics

The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year.

Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases, including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.

As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.

We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

NFTs

The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M. The sale being facilitated by a major auction house represents a level of acceptance that had not previously been seen.

Established names are also entering the space. The NBA partnered with Dapper Labs, Inc. to release “moments,” NFTs representing individual, licensed clips of NBA game footage. Artists Takashi Murakami and Shepard Fairey released NFT-based artworks in March 2021, and established gallery Almine Rech launched a first-time collaboration with Nifty Gateway and artist César Piette.

As such, we believe the market for NFTs, and digital assets generally, will grow from household names entering the space and its accessibility and transparency through the blockchain. Additionally, the overall macroeconomic environment is favorable for high-performing digital asset classes, from cryptocurrencies like Bitcoin to NFTs.

Video Games

The factory-sealed video game collecting category has gained significant interest in the past year. The market size has not been quantified, but prices are rising – a 9.8 A++ Wata-graded Super Mario 64 game sold in July 2021 for $1.56M.

We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Our Business

An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “The Underlying Assets.”  However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.

We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors. The Otis Platform aims to provide:

●	investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);

●	asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and

●	all Otis Platform users with a premium, highly curated, engaging experience.

All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.

Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Our Manager

The operating agreement designates our manager as the managing member of our company.  Our manager will generally not be entitled to vote on matters submitted to the holders of our interests.  Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member. Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series. If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.

See “Directors, Executive Officers and Significant Employees” for additional information regarding our manager.

Affiliated Issuers

As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $75 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Gallery LLC (which we refer to as our affiliate), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series of our company or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. See “Risk Factors.” Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.

Advisory Board

Our manager intends to assemble an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.

The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●	any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;

●	any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	all custodial fees, costs and expenses in connection with the holding of an underlying asset;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;

●	the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;

●	any indemnification payments;

●	the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to the Operating Expenses Reimbursement Obligation(s), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Indemnification of our Manager

The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our asset manager will be authorized on behalf of each series to, among other things:

●	create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;

●	purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;

●	engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;

●	develop standards for the care of each underlying asset while in storage;

●	develop standards for the transportation and care of each underlying asset when outside of storage;

●	reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;

●	deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and

●	generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our asset manager will be paid a Sourcing Fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such Sourcing Fee may be waived by our asset manager.

The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Asset Selection

We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top tier contemporary art and collectibles sourced directly from living, mid-career artists as well as art collectors. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.

Sourcing. Through our network of artists, galleries, collectors, and our Advisory Board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors who own the applicable asset. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition, and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.

Due Diligence. We will consider the growth potential, historical significance, ownership history, past valuation of the asset and comparable assets. Our diligence process will include a review of public auction data, opinions from art advisors in our network, precedent and comparable transactions, among other metrics. The diligence process will be a part of a memo that will be put together for investment review.

Investment Review. We will establish an investment committee (panel of experts, advisors, and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.

Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.

Our asset selection criteria were established by our manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections, and other related records. Our manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets. Our manager, together with the Advisory Board, will review asset selection criteria at least annually. Our manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset Acquisition

From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.

Additionally, we or our affiliates may negotiate with asset sellers for the exclusive right to consign, for a period of time, a piece of art or collectible for sale through the Otis Platform to a series associated with the asset. In such cases, we or our affiliate (as consignee) will pre-negotiate a purchase price (and/or desired amount of liquidity) and enter into a consignment agreement with the asset seller (as consignor), which consignment sale would be consummated upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses, and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset), will be used to compensate the asset seller, and title to the asset would be held by, or for the benefit of, the applicable series. Upon the closing of the consignment sale, the applicable series and our manager will enter to an asset management agreement (as described above; a copy of the form of asset management agreement is filed as Exhibit 6.32 to the offering statement of which this offering circular forms a part).

In the future, rather than pre-purchasing assets before the closing of an offering, we may negotiate with asset sellers for the exclusive right to market, for a period of time, a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (and/or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years. Liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset. As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including, but not limited to, balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).

Liquidity Platform

Overview

Our manager launched an interface on the Otis Platform that provides investors an efficient means to buy and sell their holdings via the PPEX ATS (which we refer to as the Liquidity Platform). Our company engaged North Capital Private Securities to receive orders to execute trades of our interests through PPEX ATS. These orders to buy and sell may be communicated to the PPEX ATS through the Liquidity Platform and the Broker. Orders are then matched by the PPEX ATS. Any trades are subject to restrictions under state and federal securities laws, as well as the transfer restrictions included in our operating agreement (see “Securities Being Offered—Transfer Restrictions” below). State securities laws in particular may result in the inability to execute a trade based on, for instance, the location of the buyer or seller, or the number of sales that a seller has undertaken in the prior 12 months.

The availability of the Liquidity Platform does not foreclose investors from either seeking liquidity of their interests outside of the Liquidity Platform through direct negotiation with prospective secondary purchasers, or placing an order directly with the PPEX ATS after creating an account with PPEX ATS.

Liquidity Platform Process

The Liquidity Platform serves as the user interface through which interest holders and prospective secondary purchasers submit orders to buy or sell interests in a series of our company. As such, the Liquidity Platform functions to deliver information to investors, the Broker and the PPEX ATS. All activity related to orders, and the execution of purchases or sales of interests on the Liquidity Platform, is originated by the interest holders and prospective secondary purchasers. Neither our company, our manager, the asset manager, nor any affiliated issuer make any recommendations regarding the purchase or sale of interests, have custody of any interests or consideration or receive any compensation from the operations of the Liquidity Platform. Orders are matched by the PPEX ATS and executed on the PPEX ATS by the Broker in accordance with the rules set forth by the PPEX ATS, and once executed, the appropriate information is submitted back to the Liquidity Platform and reflected for each interest holder. The transfer of funds and interests will be accomplished as set forth below. All rules for the Liquidity Platform are set in conjunction with the Broker and North Capital Private Securities within the parameters of the applicable regulatory requirements and the PPEX ATS.

For executed trades, trading participants instruct the transfer agent to transfer shares and the third-party holder of investor funds to transfer funds. The Broker does not itself settle trades.

Role of the Otis Platform

The Otis Platform merely acts as a user interface to facilitate the functionality of the PPEX ATS. All transfers of cash and securities are performed by appropriately licensed third parties, at the direction of investors, upon execution of a trade.

Neither our company, our manager nor the asset manager will receive any compensation for their respective roles in the trading procedures unless and until our manager or one of its affiliates registers as a broker-dealer and/or an ATS.

Secondary Trading by our Manager

Our manager may act as a buyer and seller of interests in any given series through the PPEX ATS. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that (1) limit the participation of the manger to the period within 30 days after the filing of any annual report or semiannual report required under Regulation A covering the respective series, and (2) prevent our manager from making any secondary purchases or sales when in possession of material, non-public information.

Employees

Our manager has 20 full-time employees and utilizes independent contractors and advisors to supplement its employee base. Our company does not have any employees.

Government Regulation

Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.

Legal Proceedings

None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets

Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Pre-purchase inspection	Allocable pro rata to the number of underlying assets
	Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY

Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes. The monthly rent is approximately $1,100 per month at present.

Our manager also currently leases a purpose-built, secure, temperature-controlled gallery space in New York for the purpose of displaying the underlying assets for marketing and similar purposes.

Our manager and asset manager is located at 335 Madison Ave, 4th Floor, New York, NY 10017.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Since its formation in October 2019, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our period reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

Results of Operations

The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this offering circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

The interim financial statements included in this filing are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included.

Revenues

Revenues are generated at the series level and are expected to be derived from the sale of each underlying asset in the associated series. As of June 30, 2021, no series had generated any revenues. Our underlying assets are not expected to generate any revenues until the second half of 2022.

We also intend to develop revenue-generating events (as described in the Offering Statement), allowing investors to enjoy the collection of art and collectibles acquired by us through events, museums and other programs, which we anticipate will enable the underlying assets to generate revenue for the applicable series to distribute dividends on a semi-annual basis at the discretion of our manager.

Operating Expenses

The Operating Expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own Operating Expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series’ interests. Sourcing fees, which are treated as Operating Expenses, are paid to our manager as compensation for sourcing each underlying asset from the gross proceeds of the offering of each series’ interests.

For the six months ended June 30, 2021, we incurred $26,741 in Operating Expenses, as compared to $300 for the six months ended June 30, 2020. For the year ended December 31, 2020, we incurred $3,268 in Operating Expenses, as compared to no Operating Expenses for the period from October 8, 2019 (inception) to December 31, 2019. The following table summarizes the Operating Expenses by category for the six months ended June 30, 2021 and 2020:

Operating Expense	Six-Month Period Ended June 30, 2021	Six-Month Period Ended June 30, 2020
Organizational costs	$23,750	$300
Insurance	$491	$-
Storage	$2,500	$-
Transportation	$-	$-
Sourcing fees	$-	$-
Other general and administrative expenses	$-	$-
TOTALS	$26,741	$300

The following table summarizes the Operating Expenses by category for the year ended December 31, 2020 and the period from October 8, 2019 (inception) to December 31, 2019:

Operating Expense	Year Ended December 31, 2020	Period from October 8, 2019 (Inception) to December 31, 2019
Organizational costs	$2,073	$-
Insurance	$75	$-
Storage	$90	$-
Transportation	$152	$-
Sourcing fees	$903	$-
Other general and administrative expenses	$(25)	$-
TOTALS	$3,268	$-

At the close of the respective offerings for the series, each individual series became responsible for Operating Expenses. Pre-closing Operating Expenses are incurred on the books of our company, and post-closing Operating Expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the closing of each offering. The following table summarizes the Operating Expenses, which are composed of legal, accounting, audit, insurance and storage expenses, by our company and series for which the respective offerings had closed for the six months ended June 30, 2021 and 2020:

Series	Six-Month Period Ended June 30, 2021	Six-Month Period Ended June 30, 2020
Otis Collection LLC	$1,240	$300
Series Collection Drop 001	$7,130	$-
Series Collection Drop 002	$7,155	$-
Series Collection Drop 003	$7,128	$-
Series Private Drop 001(1)	$4,088	$-
TOTALS	$26,741	$300

(1)	Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act.

The following table summarizes the Operating Expenses by our company and series for which the respective offerings had closed for the year ended December 31, 2020 and the period from October 8, 2019 (inception) to December 31, 2019:

Series	Year Ended December 31, 2020	Period from October 8, 2019 (Inception) to December 31, 2019
Series Collection Drop 001	$701	$-
Series Collection Drop 002	$1,327	$-
Series Collection Drop 003	$792	$-
Series Private Drop 001(1)	$448	$-
TOTALS	$3,268	$-

(1)	Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act.

Other (Income)/Expenses

For the six months ended June 30, 2021, we incurred no other expenses, as compared to other expenses in the form of interest expenses of $734 for the six months ended June 30, 2020. For the year ended December 31, 2020, we incurred other income of ($2,792), in the form of interest expenses of $708 and gain on loan amendment of ($3,500), as compared to $353 in other expenses in the form of interest expenses for the period from October 8, 2019 (inception) to December 31, 2019. The following table summarizes other expenses by series for the six months ended June 30, 2021 and 2020:

Series	Six-Month Period Ended June 30, 2021	Six-Month Period Ended June 30, 2020
Series Collection Drop 001(1)	$-	$206
Series Collection Drop 002	$-	$322
Series Collection Drop 003(2)	$-	$206
Series Private Drop 001	$-	$-
TOTALS	$-	$734

(1)	On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to our manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, Series Collection Drop 001 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

(2)	On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to our manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, Series Collection Drop 003 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

The following table summarizes other (income)/expenses by series for the year ended December 31, 2020 and the period from October 8, 2019 (inception) to December 31, 2019:

Series	Year Ended December 31, 2020	Period from October 8, 2019 (Inception) to December 31, 2019
Series Collection Drop 001(1)	$(1,557)	$114
Series Collection Drop 002	$322	$138
Series Collection Drop 003(2)	$(1,557)	$101
TOTALS	$(2,792)	$353

(1)	On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to our manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, Series Collection Drop 001 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

(2)	On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to our manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, Series Collection Drop 003 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

Net Loss

As a result of the cumulative effect of the foregoing factors, we generated net losses of $26,741 and $1,034 for the six months ended June 30, 2021 and 2020, respectively. We generated net losses of $476 and $353 for the year ended December 31, 2020 and the period from October 8, 2019 (inception) to December 31, 2019, respectively. The following table summarizes net (loss) by our company and series for the six months ended June 30, 2021 and 2020:

Series	Six-Month Period Ended June 30, 2021	Six-Month Period Ended June 30, 2020
Otis Collection LLC	$(1,240)	$(300)
Series Collection Drop 001	$(7,130)	$(206)
Series Collection Drop 002	$(7,155)	$(322)
Series Collection Drop 003	$(7,128)	$(206)
Series Private Drop 001	$(4,088)	$-
TOTALS	$(26,741)	$(1,034)

The following table summarizes net gain/(loss) by our company and series for the year ended December 31, 2020 and the period from October 8, 2019 (inception) to December 31, 2019:

Series	Year Ended December 31, 2020	Period from October 8, 2019 (Inception) to December 31, 2019
Series Collection Drop 001	$856	$(114)
Series Collection Drop 002	$(1,649)	$(138)
Series Collection Drop 003	$765	$(101)
Series Private Drop 001	$(488)	$-
TOTALS	$(476)	$(353)

Liquidity and Capital Resources

From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of June 30, 2021, December 31, 2020 and December 31, 2019, our company itself had no cash or cash equivalents on hand. Cash is held at the series level. On a total consolidated basis as of June 30, 2021, December 31, 2020 and December 31, 2019, series had $224, $46,724 and $0 on hand. The following table summarizes the cash and cash equivalents by series as of June 30, 2021, December 31, 2020 and December 31, 2019:

Series	As of June 30, 2021	As of December 31, 2020	As of December 31, 2019
Series Collection Drop 001	$39	$39	$-
Series Collection Drop 002	$42	$42	$-
Series Collection Drop 003	$66	$66	$-
Series Private Drop 001	$77	$46,577	$-
TOTALS	$224	$46,724	$-

Series Subscriptions

Our company records membership contributions at the effective date. If the subscription is not funded upon issuance, we record a subscription receivable as an asset on the balance sheet. When a subscription receivable is not received prior to the issuance of financial statements at a reporting date, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the series offering. Subscriptions receivable consists of membership subscriptions received as of June 30, 2021, December 31, 2020 and December 31, 2019, as applicable, for which the minimum subscription requirement was met. As of June 30, 2021, December 31, 2020 and December 31, 2019, there were no subscriptions receivable.

Promissory Notes

In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. The following table summarizes these notes outstanding by series as of June 30, 2021, December 31, 2020 and December 31, 2019:

Series	Date Issued	Principal Amount	Interest Rate(1)	Balance June 30, 2021	Balance December 31, 2020	Balance December 31, 2019
Series Collection Drop 001(2)	11/22/19	$12,250	7.5%	$-	$-	$14,114
Series Collection Drop 002	11/25/19	$18,400	7.5%	$-	$-	$18,538
Series Collection Drop 003(3)	11/25/19	$11,750	7.5%	$-	$-	$13,601
Series Private Drop 001	07/21/20	$475,000	0%	$-	$310,000	$-
Series Collection Drop 004	03/29/21	$6,088	0%	$6,088	$-	$-
TOTALS				$6,088	$310,000	$46,253

(1)	Interest is per annum, annualized over a four-month period from the date of issuance.

(2)	On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to our manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, we recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

(3)	On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to our manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, we recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

Due to Manager

To fund organizational and startup activities, as well as ongoing Operating Expenses for each series, such as legal, accounting, audit, storage and insurance expenses, not covered by proceeds from the offering for each such series’ interests, our manager has covered the expenses and costs of our company and each series thus far on a non-interest-bearing extension of revolving credit. Our company will evaluate when is best to repay our manager depending on operations and fundraising ability. In general, each series will repay our manager for funds extended for such expenses from the sale of each underlying asset in the associated series, or from revenue-generating events, if applicable. As of June 30, 2021, our company had $9,228 due to our manager for accounting, storage and insurance fees associated with and incurred on behalf of the series as detailed in the table below:

Series	Accounting Fees	Storage	Insurance	Total Due to Manager
Otis Collection LLC	$1,240	$-	$-	$1,240
Series Collection Drop 001	$2,575	$67	$13	$2,655
Series Collection Drop 002	$2,575	$88	$17	$2,680
Series Collection Drop 003	$2,575	$65	$13	$2,653
TOTALS	$8,965	$220	$43	$9,228

As of December 31, 2020, our company had $2,100 due to our manager for accounting fees associated with and incurred on behalf of the series, as compared to $0 as of December 31, 2019, as detailed in the table below:

Series	Accounting Fees
Series Collection Drop 001	$525
Series Collection Drop 002	$525
Series Collection Drop 003	$525
Series Private Drop 001	$525
TOTALS	$2,100

Plan of Operations

We plan to launch approximately 50 to 100 additional offerings in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment-grade art and other collectibles.

We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Manager

Our company operates under the direction of our manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our manager has established a Board of Directors and will establish an Advisory Board that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.

We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders. Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.

The responsibilities of our manager include the following:

Asset Sourcing and Disposition Services

●	together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;

●	manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

●	negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;

●	evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

●	structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;

Services in Connection with an Offering

●	create and manage all series of interests for offerings related to underlying assets on the Otis Platform;

●	develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;

●	create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits, and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;

●	prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

●	together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	create and implement various technology services, transactional services and electronic communications related to any offerings;

●	all other necessary offering related services;

Asset Monetization Services

●	create and manage all revenue-generating events and determine participation in such programs by any underlying assets;

●	evaluate and enter into service provider contracts related to the operation of revenue-generating events;

●	allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;

●	approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

●	provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;

●	manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;

●	establish technology infrastructure to assist in providing interest holder support and services;

●	determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

●	maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a series;

Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to our company or any series by our manager to cover any Operating Expense shortfalls;

●	administer the potential issuance of additional interests to cover any potential Operating Expense shortfalls;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semiannual financial statements;

●	maintain all appropriate books and records for our company and all the series of interests;

●	obtain and update market research and economic and statistical data in connection with the underlying assets and the general art and collectibles markets;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide all necessary cash management services;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;

●	evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Michael Karnjanaprakorn	Chief Executive Officer, Director	39	October 2018	N/A
Albert Wenger	Director	53	February 2019	N/A
Dan Levitan	Director	62	November 2019	N/A

Michael Karnjanaprakorn. Mr. Karnjanaprakorn is a serial entrepreneur who has developed several successful tech platforms. In 2010, he co-founded Skillshare, an online learning community for creative professionals. He led the platform to 7M+ registered users with 25K+ classes. Prior to Skillshare, Mr. Karnjanaprakorn was an early employee at Behance, which was acquired by Adobe, and Hot Potato, which was acquired by Facebook. Mr. Karnjanaprakorn graduated from the University of Virginia with a B.A. in Economics and the VCU Brandcenter with a M.S. in Advertising.

Albert Wenger. Mr. Wenger is a managing partner at Union Square Ventures, a New York City-based venture capital firm. Mr. Wenger joined Union Square Ventures as a Venture Partner in 2006 following the sale of Delicious to Yahoo in 2005 where he was President. He became a General Partner in 2008 and a Managing Partner in 2017. His notable investments include Etsy (IPO 2015), Twilio (IPO 2016) and MongoDB (IPO 2017). Mr. Wenger earned his PhD in Information Technology from MIT in 1999.

Dan Levitan. Mr. Levitan has over 25 years of collective experience in venture capital and investing, specializing in leading consumer and retail businesses. Eager to help innovative companies realize their full potential, Mr. Levitan launched Maveron in 1998 with Howard Schultz, former CEO and Executive Chairman of Starbucks Coffee Company.

In his 20-year career at Maveron, Mr. Levitan has led many successful exits, including zulily (NASDAQ: ZU), Potbelly (NASDAQ: PBPB), Trupanion (NYSE: TRUP), Capella Education Company (NASDAQ: CPLA), eBay (NASDAQ: EBAY) and Shutterfly (NASDAQ: SFLY). He currently serves on the Board of Directors for Allbirds, Otis, PlutoVR, Pro.com, Spyce, Trupanion and Two Chairs.

Mr. Levitan has been recognized by Forbes on its Midas List as one of the industry’s top technology investors. Mr. Levitan has also been named NASDAQ private company director of the year. Mr. Levitan graduated from Horace Mann School and received a BA magna cum laude from Duke University and an MBA from Harvard Business School.

Directors are elected until their successors are duly elected and qualified.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director, executive officer or any significant employee.

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●	approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;

●	evaluating all asset acquisitions;

●	evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;

●	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●	reviewing material conflicts of interest that arise, or are reasonably likely to arise, with the managing member, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

●	approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

●	reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●	approving any service providers appointed by our manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

Our manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.

Members of the Advisory Board

We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Each of the executive officers of our manager manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., offering expenses and acquisition expenses) and, in its capacity as our asset manager, a sourcing fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering.

During the year ended December 31, 2020, cost reimbursements and sourcing fees in the amount of $1,223 were paid to our manager, as compared to $0 during the period from October 8, 2019 (inception) to December 31, 2019. The following table summarizes cost reimbursements and sourcing fees paid to our manager by series during the year ended December 31, 2020:

Series	Year Ended December 31, 2020
Series Collection Drop 001	$178
Series Collection Drop 002	$802
Series Collection Drop 003	$243
TOTALS	$1,223

Our manager will receive cost reimbursements and sourcing fees for each subsequent series offering that closes as detailed in the respective Offering Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series.

At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 335 Madison Ave, 4th Floor, New York, NY 10017.

As of the date of this offering circular, our manager owns the following securities:

Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series Collection Drop 001 Interests	11	2.12%
Series Collection Drop 002 Interests	16	2.00%
Series Collection Drop 003 Interests	9	1.80%
Series Collection Drop 004 Interests	1	0.16%
Series Collection Drop 005 Interests	2	0.00%
Series Collection Drop 006 Interests	1	0.01%
Series Collection Drop 007 Interests	1	100.00%
Series Collection Drop 008 Interests	1	0.01%
Series Collection Drop 009 Interests	1	100.00%
Series Collection Drop 010 Interests	1	0.00%
Series Collection Drop 011 Interests	1	100.00%
Series Collection Drop 012 Interests	1	100.00%
Series Collection Drop 013 Interests	1	100.00%
Series Collection Drop 014 Interests	1	100.00%
Series Collection Drop 015 Interests	1	100.00%
Series Collection Drop 016 Interests	1	100.00%
Series Collection Drop 017 Interests	1	100.00%
Series Collection Drop 018 Interests	1	100.00%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On November 22, 2019, we acquired the Series Collection Drop 001 Asset from our manager in exchange for a note, as amended on April 23, 2020, in the original principal amount of $12,250. This note bears interest at an annualized rate of 7.5% over a four-month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On November 25, 2019, we acquired the Series Collection Drop 002 Asset from our manager in exchange for a note in the original principal amount of $18,400. This note bears interest at an annualized rate of 7.5% over a four month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On November 25, 2019, we acquired the Series Collection Drop 003 Asset from our manager in exchange for a note, as amended on April 23, 2020, in the original principal amount of $11,750. This note bears interest at an annualized rate of 7.5% over a four-month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On March 29, 2021, we acquired the Series Collection Drop 004 Asset from our manager in exchange for a note in the original principal amount of $6,088. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On July 27, 2021, we acquired the Series Collection Drop 005 Asset from our manager in exchange for a note in the original principal amount of $29,000 and our agreement to issue 21,000 of the 51,500 authorized Series Collection Drop 005 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 17, 2021, we acquired the Series Collection Drop 006 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 17, 2021, we acquired the Series Collection Drop 007 Asset from our manager in exchange for a note in the original principal amount of $19,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On August 17, 2021, we acquired the Series Collection Drop 008 Asset from our manager in exchange for a note in the original principal amount of $10,600. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full

On August 19, 2021, we acquired the Series Collection Drop 009 Asset from our manager in exchange for a note in the original principal amount of $10,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On August 19, 2021, we acquired the Series Collection Drop 010 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Interests

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the interests offered hereby is an investment only in the particular series and not an investment in our company as a whole. In accordance with the LLC Act, any series of interests established by our company will be a separate series of limited liability company interests of our company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles. We do not anticipate that any series will acquire any other art or collectibles other than the underlying assets related to that series. An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects our manager to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the works of art or other collectibles associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the interests, as determined by our manager, the holders of the interests will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include our manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below). Our manager, an affiliate of our company, will own a minimum of 2% and a maximum of 19.99% of each series of interests, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. Our manager has the authority under the operating agreement to cause our company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as our manager may determine, subject to the terms set forth in the designation for each series.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of interests, (iii) our manager, (iv) the Otis Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on a stock exchange and a liquid market in our interests cannot be guaranteed, we plan to create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Interests

Our manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.

Distribution Rights

Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests except as otherwise limited by law or the operating agreement.

Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series. Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

We expect our manager to distribute any Free Cash Flow on a semiannual basis as set forth below. However, our manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●	thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or our manager or any of its affiliates.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our interests are redeemable.

No Registration Rights

There are no registration rights in respect of any series of our interests.

Limited Voting Rights

Our manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our manager and a designee of our manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in our company or a series except with respect to:

●	the removal of our manager for cause as described below;

●	the dissolution of our company upon the for-cause removal of our manager; and

●	an amendment to the operating agreement that would:

○	adversely affect the rights of an interest holder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;

○	change the situations in which our company and any series can be dissolved or terminated;

○	change the term of our company (other than the circumstances provided in the operating agreement); or

○	give any person the right to dissolve our company.

Our manager can only be removed as manager of our company and each series in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our manager as manager of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our manager and no amendment to the operating agreement may be made without the prior approval of our manager that would decrease the rights of our manager or increase the obligations of our manager thereunder.

Our manager has broad authority to take action with respect to our company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, our manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that our manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that our manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that our manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that our manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that our manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that our manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which our manager deems necessary or appropriate to enable our manager to exercise its authority under the Agreement.

In each case, our manager may make such amendments to the operating agreement provided our manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which our manager deems to be in the best interests of our company and the interest holders;

●	are necessary or appropriate for any action taken by our manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of our manager. Our manager may withhold consent in its sole discretion, including when our manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information).

Our manager may transfer all or any portion of the interests held by it at any time and from time to time, in accordance with applicable securities laws, either directly or through brokers, via the Liquidity Platform, or otherwise.

Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of our manager.  Our manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our manager. Our manager will be appointed as the asset manager of each series to manage the underlying assets.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our manager or our asset manager (including if our manager or asset manager appointed is not Otis Wealth, Inc.). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Books and Reports

We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our manager in accordance with the Internal Revenue Code.  Our manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Otis Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Otis Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Otis Platform are not incorporated by reference in or otherwise a part of this offering circular.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our manager pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision to limit the time and expense incurred by our management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of our company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under the operating agreement, which could include claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Listing

The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the interests offered hereby to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●	persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●	persons deemed to sell the interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests is Intended to be as a “C” Corporation

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as our company should each be treated as a separate entity formed under local law. Our company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.

Taxation of Distributions to Investors

A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by CrowdCheck Law LLP.

INDEPENDENT AUDITORS

Our financial statements as of December 31, 2020 and 2019 included in this offering circular have been audited by Artesian CPA, LLC, an independent auditor, as stated in its report appearing in this offering circular. Such financial statements have been so included in reliance upon the report of such firm given upon its authority in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semiannual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Otis Platform as soon as reasonably practicable after filing such documents with the Commission.

You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our manager will answer inquiries from potential investors concerning the interests, our company, our manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

Otis Wealth, Inc.

335 Madison Ave 4th floor

New York, NY 10017

E-Mail: hello@otiswealth.com
Tel: (201) 479-4408
Attention: Michael Karnjanaprakorn

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements
Consolidated Balance Sheets as of June 30, 2021 (Unaudited), with Consolidating Supplemental Information	F-2
Consolidated Balance Sheets as of December 31, 2020 (Audited), with Consolidating Supplemental Information	F-4
Consolidated Statements of Operations for the Six Months Ended June 30, 2021 (Unaudited), with Consolidating Supplemental Information (Unaudited)	F-6
Consolidated Statements of Operations for the Six Months Ended June 30, 2020 (Unaudited), with Consolidating Supplemental Information	F-8
Consolidated Statements of Changes in Members’ Equity for the Six Months Ended June 30, 2021 (Unaudited) and June 30, 2020 (Unaudited), with Consolidating Supplemental Information	F-10
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 (Unaudited), with Consolidating Supplemental Information	F-11
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 (Unaudited), with Consolidating Supplemental Information	F-13
Notes to Unaudited Consolidated Financial Statements	F-15

Page
Consolidated Financial Statements for the Year Ended December 31, 2020 and the Period from October 8, 2019 (Inception) to December 31, 2019
Independent Auditor’s Report	F-26
Consolidated Balance Sheets as of December 31, 2020, with Consolidating Supplemental Information	F-28
Consolidated Balance Sheets as of December 31, 2019, with Consolidating Supplemental Information	F-30
Consolidated Statements of Operations for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-31
Consolidated Statements of Operations for the Period from October 8, 2019 (Inception) to December 31, 2019, with Consolidating Supplemental Information	F-33
Consolidated Statements of Changes in Members’ Equity for the Year Ended December 31, 2020 and the Period from October 8, 2019 (Inception) to December 31, 2019, with Consolidating Supplemental Information	F-34
Consolidated Statements of Cash Flows for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-35
Consolidated Statements of Cash Flows for the Period from October 8, 2019 (Inception) to December 31, 2019, with Consolidating Supplemental Information	F-37
Notes to Consolidated Financial Statements for the Year Ended December 31, 2020 and the Period from October 8, 2019 (Inception) to December 31, 2019	F-38

OTIS COLLECTION LLC

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Collection Drop 004 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$39	$42	$66	$-
Prepaids	-	-	-	-
TOTAL CURRENT ASSETS	39	42	66	-

OTHER ASSETS
Art and Other Collectible Assets	14,000	18,400	13,500	6,088
TOTAL OTHER ASSETS	14,000	18,400	13,500	6,088

TOTAL ASSETS	$14,039	$18,442	$13,566	$6,088

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$6,088
Due to Manager	2,655	2,680	2,653	-
TOTAL OTHER CURRENT LIABILITIES	2,655	2,680	2,653	6,088
TOTAL CURRENT LIABILITIES	2,655	2,680	2,653	6,088

MEMBERS’ EQUITY
Capital Contributions	5,000	5,000	5,000
Membership Contributions	12,772	19,704	12,377	-
Accumulated Deficit	(6,388)	(8,942)	(6,464)	-
TOTAL MEMBERS’ EQUITY	11,384	15,762	10,913	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,039	$18,442	$13,566	$6,088

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Private Drop 001 Consol. Info	Unallocated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$77	$-	$224
Prepaids	20,387	-	20,387
TOTAL CURRENT ASSETS	20,464	-	20,611

OTHER ASSETS
Art and Other Collectible Assets	475,000	-	526,988
TOTAL OTHER ASSETS	475,000	-	526,988

TOTAL ASSETS	$495,464	$-	$547,599

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$6,088
Due to Manager	-	1,240	9,228
TOTAL OTHER CURRENT LIABILITIES	-	1,240	15,316
TOTAL CURRENT LIABILITIES	-	1,240	15,316

MEMBERS’ EQUITY
Capital Contribution	-	-	15,000
Membership Contributions	500,000	-	544,853
Accumulated Deficit	(4,536)	(1,240)	(27,570)
TOTAL MEMBERS’ EQUITY	495,464	(1,240)	532,283

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$495,464	$-	$547,599

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED AUDITED BALANCE SHEETS AS OF DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$39	$42	$66	$46,577
TOTAL CURRENT ASSETS	39	42	66	46,577

OTHER ASSETS
Art and Other Collectible Assets	14,000	18,400	13,500	475,000
TOTAL OTHER ASSETS	14,000	18,400	13,500	475,000

TOTAL ASSETS	$14,039	$18,442	$13,566	$521,577

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$310,000
Due to Manager	525	525	525	525
TOTAL OTHER CURRENT LIABILITIES	525	525	525	310,525
TOTAL CURRENT LIABILITIES	525	525	525	310,525

MEMBERS’ EQUITY
Membership Contributions	12,772	19,704	12,377	211,500
Retained Earnings/(Accumulated Deficit)	742	(1,787)	664	(448)
TOTAL MEMBERS’ EQUITY	13,514	17,917	13,041	211,052

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,039	$18,442	$13,566	$521,577

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED AUDITED BALANCE SHEETS AS OF DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$46,724
TOTAL CURRENT ASSETS	46,724

OTHER ASSETS
Art and Other Collectible Assets	520,900
TOTAL OTHER ASSETS	520,900

TOTAL ASSETS	$567,624

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$310,000
Due to Manager	2,100
TOTAL OTHER CURRENT LIABILITIES	312,100
TOTAL CURRENT LIABILITIES	312,100

MEMBERS’ EQUITY/(DEFICIT)
Membership Contributions	256,353
Accumulated Deficit	(829)
TOTAL MEMBERS’ EQUITY	255,524

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$567,624

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Operating Income
Revenue	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	7,050	7,050	7,050	1,360
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	80	105	78	2,728
Total Operating Expenses	7,130	7,155	7,128	4,088
Net Loss from Operations	(7,130)	(7,155)	(7,128)	(4,088)

Net Income/(Loss)	$(7,130)	$(7,155)	$(7,128)	$(4,088)

Basic and Diluted Income/(Loss) per Membership Interest	$(13.71)	$(8.94)	$(14.26)	$(0.41)
Weighted Average Membership Interests	520	800	500	10,000

See accompanying notes, which are an integral part of these consolidated financial statements. In the opinion of management, all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Unallocated	Total Consolidated
Operating Income
Revenue	$-	$-
Gross Profit	-	-

Operating Expense
Organizational Costs	1,240	23,750
Sourcing Fees	-	-
Transportation, Storage and Insurance	-	2,991
Total Operating Expenses	1,240	26,741
Net Loss from Operations	(1,240)	(26,741)

Net Income/(Loss)	$(1,240)	$(26,741)

Basic and Diluted Income/(Loss) per Membership Interest	N/A	N/A
Weighted Average Membership Interests	N/A	N/A

See accompanying notes, which are an integral part of these consolidated financial statements. In the opinion of management, all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED jUNE 30, 2020 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Unallocated
Operating Income
Revenue	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	-	-	-	300
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	-	-	-	-
Total Operating Expenses	-	-	-	300
Net Loss from Operations	-	-	-	(300)

Other Expenses
Interest Expense	206	322	206	-
Total Other Expenses	206	322	206	-

Net Loss	$(206)	$(322)	$(206)	$(300)

Basic and Diluted Income/(Loss) per Membership Interest	$(0.40)	$(0.40)	$(0.41)	N/A
Weighted Average Membership Interests	520	800	500	N/A

See accompanying notes, which are an integral part of these consolidated financial statements. In the opinion of management, all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED jUNE 30, 2020 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Operating Income
Revenue	$-
Gross Profit	-

Operating Expense
Organizational Costs	300
Sourcing Fees	-
Transportation, Storage and Insurance	-
Total Operating Expenses	300
Net Loss from Operations	(300)

Other Expenses
Interest Expense	734
Total Other Expenses	734

Net Loss	$(1,034)

Basic and Diluted Income/(Loss) per Membership Interest	N/A
Weighted Average Membership Interests	N/A

See accompanying notes, which are an integral part of these consolidated financial statements. In the opinion of management, all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED) AND JUNE 30, 2020 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Balance January 1, 2020	$(114)	$(138)	$(101)	$-
Net Loss	(206)	(322)	(206)	-
Membership Contributions	12,950	20,000	12,350	-
Less Brokerage Fees	-	-	-	-
Balance June 30, 2020	$12,630	$19,540	$12,043	$-

Balance January 1, 2021	$13,514	$17,917	$13,041	$211,052
Net Loss	(7,130)	(7,155)	(7,128)	(4,088)
Capital Contributions	5,000	5,000	5,000	-
Membership Contributions	-	-	-	288,500
Less Brokerage Fees	-	-	-	-
Balance June 30, 2021	$11,384	$15,762	$10,913	$495,464

	Unallocated	Total Consolidated
Balance January 1, 2020	$-	$(353)
Net Loss	(300)	(1,034)
Membership Contributions	-	45,300
Less Brokerage Fees	-	-
Balance June 30, 2020	$(300)	$(43,913)

Balance January 1, 2021	$-	$255,524
Net Loss	(1,240)	(26,741)
Capital Contributions	-	15,000
Membership Contributions	-	288,500
Less Brokerage Fees	-	-
Balance June 30, 2021	$(1,240)	$532,283

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Collection Drop 004 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(7,130)	$(7,155)	$(7,128)	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Prepaid Expense	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Used In Operating Activities	(7,130)	(7,155)	(7,128)	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	-	-	-
Due to Manager	2,130	2,155	2,128	-
Capital Contributions	5,000	5,000	5,000	-
Membership Contributions	-	-	-	-
Net Cash Flows Provided By Financing Activities	7,130	7,155	7,128	-

Cash Flows From Investing Activities:
Investment Assets	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash at Beginning of Period	39	42	66	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$39	$42	$66	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-	$-	$-	$6,088

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Private Drop 001 Consol. Info	Unallocated	Total Consolidated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,088)	$(1,240)	$(26,741)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Prepaid Expense	(20,387)	-	(20,387)
Total Adjustments	(20,387)	-	(20,387)
Net Cash Used In Operating Activities	(24,475)	(1,240)	(47,128)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(310,000)	-	(310,000)
Due to Manager	(525)	1,240	7,128
Capital Contribution	-	-	15,000
Membership Contributions	288,500	-	288,500
Net Cash Flows Provided By/(Used In) Financing Activities	(22,025)	1,240	628

Cash Flows From Investing Activities:
Investment Assets	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-

Cash at Beginning of Period	46,577	-	46,724
Net Increase (Decrease) In Cash	(46,500)	-	(46,500)
Cash at End of Period	$77	$-	$224

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-	$-	$6,088

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2020 (unaudited),

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Unallocated
Cash Flows From Operating Activities:
Net Loss For the Period	$(206)	$(322)	$(206)	$(300)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	206	322	206	-
Notes Payable – related party	-	-	-	-
Total Adjustments	206	322	206	-
Net Cash Used In Operating Activities	-	-	-	(300)

Cash Flows From Financing Activities:
Due to Manager	-	-	-	300
Membership Contributions	-	-	-	-
Net Cash Flows Provided By Financing Activities	-	-	-	300

Cash Flows From Investing Activities:
Investment Assets	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-	$-	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2020 (unaudited), WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$(1,034)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	734
Notes Payable – related party	-
Total Adjustments	(734)
Net Cash Used In Operating Activities	(300)

Cash Flows From Financing Activities:
Due to Manager	300
Membership Contributions	-
Net Cash Flows Provided By Financing Activities	300

Cash Flows From Investing Activities:
Investment Assets	-
Net Cash Flows Provided By Investing Activities	-

Cash at Beginning of Period	-
Net Increase (Decrease) In Cash	-
Cash at End of Period	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

NOTE 1: NATURE OF OPERATIONS

Otis Collection LLC (the “Company”) is a series limited liability company formed on October 8, 2019 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment-grade art and collectibles (such assets or group of assets, the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for each Series (the “Asset Manager”) to manage the Underlying Assets related to each Series. The Series acquire the Underlying Assets from the Manager, financed through interest-bearing promissory notes issued to the Manager, and the Manager develops the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Company’s limited liability company agreement, dated October 10, 2019, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Voting Rights

The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

●	the removal of the Manager;

●	the dissolution of the Company upon the for-cause removal of the Managing Member; and

●	an amendment to the Operating Agreement that would:

o	adversely affect the rights of an Interest holder in any material respect;

o	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

o	change the situations in which the Company and any Series can be dissolved or terminated;

o	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

o	give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors, although such minimum and maximum thresholds may be waived or modified by the Manager in its sole discretion.

NOTE 2:  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any Series has generated revenues or profits since inception.

On a total consolidated basis, the Company sustained net losses of $26,741 and $1,034 for the six-month periods ended June 30, 2021 and 2020, respectively. On a total consolidated basis, the Company had an accumulated deficit of $27,570 and $829 as of June 30, 2021 and December 31, 2020, respectively.

The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

The accompanying consolidated financial statements include the accounts of the Company as well as its Series required to be consolidated under GAAP.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2021 and December 31, 2020, the Company had no cash on hand, respectively. However, Series’ checking accounts hold funds, as presented in the consolidating information.

Subscriptions Receivable

The Company records membership contributions at the effective date. If subscriptions are not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivables are reclassified as a contra account to members’ equity/(deficit) on the balance sheet. Each Series has a minimum offering size that, once met, will result in the eventual successful subscription to and closing of the Series. Subscriptions Receivable consists of membership subscriptions sold prior to year ended date for which the minimum subscription requirement was met. As of June 30, 2021 and December 31, 2020, the Company had no Subscriptions Receivable.

Art and Other Collectible Assets

The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

As of June 30, 2021 and December 31, 2020, the Company’s total investment in the Underlying Assets across all Series was $526,988 and $520,900, respectively, as detailed in the table below.

Series	Series Description	As of June 30, 2021	As of December 31, 2020
Series Collection Drop 001	Amazing Spider-Man #129	$14,000	$14,000
Series Collection Drop 002	Nike x Off White: The Ten	18,400	18,400
Series Collection Drop 003	Giant Size X-Men #1	13,500	13,500
Series Private Drop 001	Untitled Escape Collage painting by Rashid Johnson	475,000	475,000
Series Collection Drop 004	Collection of two NFTs by Grimes titled Newborn 1 and Newborn 3	6,088	-
Total		$526,988	$520,900

The Company does not believe any of its Underlying Assets are impaired as of June 30, 2021 and December 31, 2020.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019.

The Company determines revenue recognition through the following steps:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of June 30, 2021 and 2020, the Company had recognized no revenue as there had been no sales of Underlying Assets in any Series.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (the “IRC”), all Company taxable income or loss flows through to its sole member, the Manager. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on its individual tax return. However, the Company has elected, in accordance with the IRC, to treat each individual Series as a separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized. The Company’s net operating loss carryforwards as of June 30, 2021 and December 31, 2020, were approximately $27,570 and $829, respectively, which produced net deferred tax assets of $7,196 and $216, respectively, using the Company’s estimated future effective tax rate of 26.1%. Based on consideration of the available evidence, including historical losses, the Company’s net deferred tax assets from its net operating loss carryforwards as of June 30, 2021 and December 31, 2020 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the six-month period ended June 30, 2021 and the year ended December 31, 2020 has been recognized. The net losses do not expire for federal income tax purposes.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Earnings (Loss) / Income per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) / income per Interest (“EPI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the year.

As of June 30, 2021, four Series had closed offerings, and the losses per Interest for each Series were as follows:

	06/30/2021
Series	Membership Interests	Net (Loss) / Income	EPI
Series Collection Drop 001	520	$(7,130)	$(13.71)
Series Collection Drop 002	800	(7,155)	(8.94)
Series Collection Drop 003	500	(7,128)	(14.26)
Series Private Drop 001	10,000	$(4,088)	$(0.41)

As of June 30, 2020, no Series had closed an offering.

Allocation Methodology

To the extent relevant, offering Expenses, acquisition Expenses, operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Interests in accordance with the Manager’s allocation policy. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to, as applicable, the applicable Series. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, it is anticipated that revenues and expenses will be allocated as follows:

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of Underlying Assets

Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Pre-purchase inspection	Allocable pro rata to the number of Underlying Assets
	Interest expense in the case an Underlying Asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets

Operating Expense	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of Underlying Assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice.

Reclassifications of Prior Year Balances

Certain prior year balances were reclassified to conform to current year presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

NOTE 4: RELATED PARTY TRANSACTIONS

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Principal and accrued interest are due within fourteen days of the closing of the offering for the associated Series. The principal balance due to the Manager as of June 30, 2021 was $6,088, with no interest payable to the Manager, as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Collection Drop 004(1)	0%	$6,088	$-	$6,088
Total		$6,088	$-	$6,088

(1)	Notes with a 0% interest rate are non-interest bearing.

The principal balance due to the Manager as of December 31, 2020, was $310,000, with no interest payable to the Manager, as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Private Drop 001(2)	0%	$310,000	$-	$310,000
Total		$310,000	$-	$310,000

(1)	The notes bear interest at an annualized rate as stated over a four-month period.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

On February 24, 2021, Series Private Drop 001 held a final closing and raised $500,000 in the aggregate, and repaid the outstanding $310,000 note principal payable on the promissory note issued to the Manager on August 3, 2020 in the original principal amount of $475,000, which note did not bear interest. Additionally, Series Private Drop 001 paid the Manager $25,000 in acquisition expenses, which include storage, shipping and transportation and insurance costs. To the extent not allocated to reimbursements, the Manager intends to use such proceeds to offset operating expenses incurred by the Manager on behalf of Series Private Drop 001.

NOTE 5: DUE TO MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of June 30, 2021, in addition to the amounts as discussed in Note 4, the Company had $9,228 due to the Manager for accounting, storage and insurance fees associated with and incurred on behalf of the Series as detailed in the table below:

Series	Accounting Fees	Storage	Insurance	Total
Series Collection Drop 001	$2,575	$67	$13	$2,655
Series Collection Drop 002	2,575	88	17	2,680
Series Collection Drop 003	2,575	65	13	2,653
Unallocated	1,240	-	-	1,240
Total	$8,965	$220	$43	$9,228

As of December 31, 2020, the Company had $2,100 due to the Manager for accounting fees associated with and incurred on behalf of the Series as detailed in the table below:

Series	Accounting Fees
Series Collection Drop 001	$525
Series Collection Drop 002	525
Series Collection Drop 003	525
Series Private Drop 001	525
Total	$2,100

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

NOTE 6: MEMBERS’ LIABILITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

NOTE 7: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Series Subscriptions

During the six-month period ended June 30, 2021, the Company received and closed cash subscriptions of $288,500 for the following Series:

Series	Interests Sold During Six-Month Period Ended 06/30/2021	Subscription Amount	Closed Date
Series Private Drop 001(1)	5,770	$288,500	02/24/21
Total	5,770	$288,500

(1)	Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act.

During the year ended December 31, 2020, the Company received and closed subscriptions of $257,000 for the following Series:

Series	Interests Sold During Year Ended 12/31/2020	Subscription Amount	Closed Date
Series Collection Drop 001	520	$13,000	08/27/20
Series Collection Drop 002	800	20,000	09/04/20
Series Collection Drop 003	500	12,500	09/22/20
Series Private Drop 001(1)	4,230	211,500	10/07/20
Total	6,050	$257,000

(1)	As of December 31, 2020, Series Private Drop 001 had held partial closings of $211,500 as part of an aggregate $500,000 offering.

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard upon formation in October 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

NOTE 9: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or the Manager.

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. The Manager’s principal office in New York State is closed, and the Company currently has limited access to its storage facility.

The Manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. The Manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. The Manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and the Manager will continue to monitor and mitigate developments affecting its workforce. The Manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. The Company expects that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. The Manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of the Manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. The Company expects the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although the Company intends to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

NOTE 10:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 23, 2021, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Subsequent to June 30, 2021, the Company offered Series Collection Drop 004, Series Collection Drop 005, Series Collection Drop 006, Series Collection Drop 008 and Series Collection Drop 010 Interests to the general public.

OTIS COLLECTION LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

Subsequent to June 30, 2021, the Company acquired the following Underlying Assets from the Manager as follows:

Date	Series	Underlying Asset	Note Principal Amount(1)	Additional Terms
07/27/21	Series Collection Drop 005	NFT by Larva Labs titled CryptoPunk #543	$29,000	Company’s agreement to issue 21,000 Series Collection Drop 005 Interests to the asset seller upon completion of the offering
08/17/21	Series Collection Drop 006	1985 Nike Air Jordan 1 “Red Metallic” sneakers	15,000
08/17/21	Series Collection Drop 007	Sealed Apple iPod 5GB M8513LL/A	19,000
08/17/21	Series Collection Drop 008	1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy	10,600
08/19/21	Series Collection Drop 009	Jay-Z collaboration Nike Air Force 1 “All Black Everything” for HOV Charity “France” sneakers	10,000
08/19/21	Series Collection Drop 010	Art Blocks NFT by Snowfro titled Chromie Squiggle #524	$24,000

(1)	Each note does not bear interest, must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded) and may be prepaid at any time.

On March 29, 2021, Series Collection Drop 004 purchased from the Manager a collection of two non-fungible tokens (“NFTs”) by Grimes titled Newborn 1 and Newborn 3 (the “Series Collection Drop 004 Underlying Asset”). On July 23, 2021, the Manager agreed to sell to Series Collection Drop 004, at no cost, four additional copies of the Grimes NFTs titled Newborn 1 and Newborn 3, which additional copies were to become part of the Series Collection Drop 004 Underlying Asset. Accordingly, on July 23, 2021, Series Collection Drop 004 entered into a First Amendment to Purchase and Sale Agreement with the Manager, which amendment amended the assets constituting the Series Collection Drop 004 Underlying Asset acquired from the Manager set forth in that certain Purchase and Sale Agreement, dated March 29, 2021. Additionally, on July 23, 2021, Series Collection Drop 004 entered into a First Amendment to Asset Management Agreement with the Manager, which amendment amended the assets constituting the Series Collection Drop 004 Underlying Asset managed by the Manager as set forth in that certain Asset Management Agreement, dated March 29, 2021.

Subsequent to June 30, 2021, the following offerings of Interests closed, and such Series raised the following amounts net of brokerage fees and offering expenses:

Date	Series	Amount Raised
08/19/21	Series Collection Drop 004	$6,286
08/31/21	Series Collection Drop 005	$30,145

Subsequent to June 30, 2021, the following Series repaid the promissory notes issued by each such Series to the Manager and outstanding prior to June 30, 2021 as follows:

Repayment Date	Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)
08/19/21	Series Collection Drop 004	03/29/21	$6,088	0%
09/01/21	Series Collection Drop 005	07/27/21	$29,000	0%

(1)	Notes with a 0% interest rate were non-interest bearing.

To the Members of

Otis Collection LLC

New York, New York

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Otis Collection LLC (the “Company”) which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the year ended December 31, 2020 and for the period from October 8, 2019 (inception) to December 31, 2019, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its cash flows for the year ended December 31, 2020 and for the period from October 8, 2019 (inception) to December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company sustained net losses of $476 and $353 for the year ended December 31, 2020 and for the period from October 8, 2019 (inception) to December 31, 2019, respectively, had an accumulated deficit of $829 and $353 as of December 31, 2020 and December 31, 2019, respectively, and current liabilities exceeded current assets by $265,376 as of December 31, 2020.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Other Matters – Consolidating Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating supplemental information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual series, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 27, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

OTIS COLLECTION LLC

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$39	$42	$66	$46,577
TOTAL CURRENT ASSETS	39	42	66	46,577

OTHER ASSETS
Art and Other Collectible Assets	14,000	18,400	13,500	475,000
TOTAL OTHER ASSETS	14,000	18,400	13,500	475,000

TOTAL ASSETS	$14,039	$18,442	$13,566	$521,577

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$310,000
Interest Payable – related party	-	-	-	-
Due to Manager	525	525	525	525
TOTAL OTHER CURRENT LIABILITIES	525	525	525	310,525
TOTAL CURRENT LIABILITIES	525	525	525	310,525

MEMBERS’ EQUITY
Membership Contributions	12,772	19,704	12,377	211,500
Retained Earnings/(Accumulated Deficit)	742	(1,787)	664	(448)
TOTAL MEMBERS’ EQUITY	13,514	17,917	13,041	211,052

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,039	$18,442	$13,566	$521,577

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$46,724
TOTAL CURRENT ASSETS	46,724

OTHER ASSETS
Art and Other Collectible Assets	520,900
TOTAL OTHER ASSETS	520,900

TOTAL ASSETS	$567,624

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$310,000
Interest Payable – related party	-
Due to Manager	2,100
TOTAL OTHER CURRENT LIABILITIES	312,100
TOTAL CURRENT LIABILITIES	312,100

MEMBERS’ EQUITY/(DEFICIT)
Membership Contributions	256,353
Accumulated Deficit	(829)
TOTAL MEMBERS’ EQUITY	255,524

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$567,624

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2019,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
TOTAL CURRENT ASSETS	-	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	14,000	18,400	13,500	45,900
TOTAL OTHER ASSETS	14,000	18,400	13,500	45,900

TOTAL ASSETS	$14,000	$18,400	$13,500	$45,900

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES
Notes Payable – related party	$14,000	$18,400	$13,500	$45,900
Interest Payable – related party	114	138	101	353
Due to Manager	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	14,114	18,538	13,601	46,253
TOTAL CURRENT LIABILITIES	14,114	18,538	13,601	46,253

MEMBERS’ EQUITY/(DEFICIT)
Membership Contributions	-	-	-	-
Accumulated Deficit	(114)	(138)	(101)	(353)
TOTAL MEMBERS’ EQUITY/(DEFICIT)	(114)	(138)	(101)	(353)

TOTAL LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)	$14,000	$18,400	$13,500	$45,900

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Operating Income
Revenue	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	550	550	525	448
Sourcing Fees	120	645	138	-
Other Fees	31	132	129	-
Total Operating Expenses	701	1,327	792	448
Net Loss from Operations	(701)	(1,327)	(792)	(448)

Other Income/(Expenses)
Gain on Loan Amendment	(1,750)	-	(1,750)	-
Interest Expense	193	322	193	-
Total Other Income/(Expenses)	(1,557)	322	(1,557)	-

Net Income/(Loss)	$856	$(1,649)	$765	$(448)

Basic and Diluted Income/(Loss) per Membership Interest	$1.65	$(2.06)	$1.53	$(0.12)
Weighted Average Membership Interests	520	800	500	4,230

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Operating Income
Revenue	$-
Gross Profit	-

Operating Expense
Organizational Costs	2,073
Sourcing Fees	903
Other Fees	292
Total Operating Expenses	3,268
Net Loss from Operations	(3,268)

Other Income/(Expenses)
Gain on Loan Amendment	(3,500)
Interest Expense	708
Total Other Income/(Expenses)	(2,792)

Net Income/(Loss)	$(476)

Basic and Diluted Income/(Loss) per Membership Interest	N/A
Weighted Average Membership Interests	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE period from October 8, 2019 (inception) to December 31, 2019,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Total Consolidated
Operating Income
Revenue	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	-	-	-	-
Sourcing Fees	-	-	-	-
Other Fees	-	-	-	-
Total Operating Expenses	-	-	-	-
Net Loss from Operations	-	-	-	-

Other Expenses
Gain on Loan Amendment	-	-	-	-
Interest Expense	114	138	101	353
Total Other Expenses	114	138	101	353

Net Loss	$(114)	$(138)	$(101)	$(353)

Basic and Diluted Income/(Loss) per Membership Interest	$(114)	$(138)	$(101)	N/A
Weighted Average Membership Interests	1	1	1	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT) FOR THE YEAR ENDED DECEMBER 31, 2020 AND FOR THE PERIOD FROM OCTOBER 8, 2019 (INCEPTION) TO DECEMBER 31, 2019,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Balance October 8, 2019 (Inception)	$-	$-	$-	$-
Net Loss	(114)	(138)	(101)	-
Membership Contributions	-	-	-	-
Less Brokerage Fees	-	-	-	-
Balance December 31, 2019	$(114)	$(138)	$(101)	$-
Net Income/(Loss)	856	(1,649)	765	(448)
Membership Contributions	13,000	20,000	12,500	211,500
Less Brokerage Fees	(228)	(296)	(123)	-
Balance December 31, 2020	$13,514	$17,917	$13,041	$211,052

Total Consolidated
Balance October 8, 2019 (Inception)	$-
Net Loss	(353)
Membership Contributions	-
Less Brokerage Fees	-
Balance December 31, 2019	$(353)
Net Income/(Loss)	(476)
Membership Contributions	257,000
Less Brokerage Fees	(647)
Balance December 31, 2020	$255,524

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$856	$(1,649)	$765	$(448)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Loan Amendment	(1,750)	-	(1,750)	-
Interest Payable – related party	(114)	(138)	(101)	-
Total Adjustments	(1,864)	(138)	(1,851)	-
Net Cash Used In Operating Activities	(1,008)	(1,787)	(1,086)	(448)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(12,250)	(18,400)	(11,750)	(165,000)
Due to Manager	525	525	525	525
Membership Contributions	12,772	19,704	12,377	211,500
Net Cash Flows Provided By Financing Activities	1,047	1,829	1,152	47,025

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	39	42	66	46,577
Cash at End of Period	$39	$42	$66	$46,577

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-	$-	$-	$475,000

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$114	$138	$101	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$(476)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Gain on Loan Amendment	(3,500)
Interest Payable – related party	(353)
Total Adjustments	(3,853)
Net Cash Used In Operating Activities	(4,329)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(207,400)
Due to Manager	2,100
Membership Contributions	256,353
Net Cash Flows Provided By Financing Activities	51,053

Cash at Beginning of Period	-
Net Increase (Decrease) In Cash	46,724
Cash at End of Period	$46,724

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$475,000

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$353

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE period from October 8, 2019 (inception) to December 31, 2019,

WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$(114)	$(138)	$(101)	$(353)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	114	138	101	353
Total Adjustments	114	138	101	353
Net Cash Used In Operating Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	-	-	-
Due to Manager	-	-	-	-
Membership Contributions	-	-	-	-
Net Cash Flows Provided By Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$14,000	$18,400	$13,500	$45,900

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

NOTE 1: NATURE OF OPERATIONS

Otis Collection LLC (the “Company”) is a series limited liability company formed on October 8, 2019 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment-grade art and collectibles (such assets or group of assets, the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for each Series (the “Asset Manager”) to manage the Underlying Assets related to each Series. The Series acquire the Underlying Assets from the Manager, financed through interest-bearing promissory notes issued to the Manager, and the Manager develops the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Company’s limited liability company agreement, dated October 10, 2019, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Voting Rights

The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

●	the removal of the Manager;

●	the dissolution of the Company upon the for-cause removal of the Managing Member; and

●	an amendment to the Operating Agreement that would:

○	adversely affect the rights of an Interest holder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

○	change the situations in which the Company and any Series can be dissolved or terminated;

○	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

○	give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors, although such minimum and maximum thresholds may be waived or modified by the Manager in its sole discretion.

NOTE 2:  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any Series has generated revenues or profits since inception.

On a total consolidated basis, the Company sustained net losses of $476 and $353 for the year ended December 31, 2020 and for the period from October 8, 2019 (inception) to December 31, 2019, respectively. On a total consolidated basis, the Company had an accumulated deficit of $829 and $353 as of December 31, 2020 and December 31, 2019, respectively. On a total consolidated basis, the Company’s current liabilities exceed current assets by $265,376 as of December 31, 2020.

The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

The accompanying consolidated financial statements include the accounts of the Company as well as its Series required to be consolidated under GAAP.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2020 and December 31, 2019, the Company had no cash on hand, respectively. However, Series’ checking accounts hold funds, as presented in the consolidating information.

Subscriptions Receivable

The Company records membership contributions at the effective date. If subscriptions are not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivables are reclassified as a contra account to members’ equity/(deficit) on the balance sheet. Each Series has a minimum offering size that, once met, will result in the eventual successful subscription to and closing of the Series. Subscriptions Receivable consists of membership subscriptions sold prior to year ended date for which the minimum subscription requirement was met. As of December 31, 2020 and December 31, 2019, the Company had no Subscriptions Receivable, respectively.

Art and Other Collectible Assets

The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2020 and December 31, 2019, the Company’s total investment in the Underlying Assets across all Series was $520,900 and $45,900, respectively, as detailed in the table below. The Company does not believe any of its Underlying Assets are impaired as of December 31, 2020 and December 31, 2019.

Series	Series Description	As of December 31, 2020	As of December 31, 2019
Series Collection Drop 001	Amazing Spider-Man #129	$14,000	$14,000
Series Collection Drop 002	Nike x Off White: The Ten	18,400	18,400
Series Collection Drop 003	Giant Size X-Men #1	13,500	13,500
Series Private Drop 001	Untitled Escape Collage painting by Rashid Johnson	475,000	-
Total		$520,900	$45,900

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019.

The Company determines revenue recognition through the following steps:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of December 31, 2020 and December 31, 2019, the Company had recognized no revenue as there had been no sales of Underlying Assets in any Series.

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (the “IRC”), all Company taxable income or loss flows through to its sole member, the Manager. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on its individual tax return. However, the Company has elected, in accordance with the IRC, to treat each individual Series as a separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.

Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized. The Company’s net operating loss carryforwards as of December 31, 2020 and 2019 were approximately $829 and $353, respectively, which produced net deferred tax assets of $216 and $92, respectively, using the Company’s estimated future effective tax rate of 26.1%. Based on consideration of the available evidence, including historical losses, the Company’s net deferred tax assets from its net operating loss carryforwards as of December 31, 2020 and 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2020 and 2019 has been recognized. The net losses do not expire for federal income tax purposes.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Earnings (Loss) / Income per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) / income per Interest (“EPI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the year.

As of December 31, 2020, four Series had closed offerings, and the (losses) / income per membership Interest for each Series were as follows:

	12/31/2020
Series	Membership Interests	Net (Loss) / Income	EPI
Series Collection Drop 001	520	$856	$1.65
Series Collection Drop 002	800	(1,649)	(2.06)
Series Collection Drop 003	500	765	1.53
Series Private Drop 001	4,230	$(448)	$(0.12)

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

As of December 31, 2019, no Series had closed an offering.

Allocation Methodology

To the extent relevant, offering Expenses, acquisition Expenses, operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Interests in accordance with the Manager’s allocation policy. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to, as applicable, the applicable Series. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of Underlying Assets

Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Pre-purchase inspection	Allocable pro rata to the number of Underlying Assets
	Interest expense in the case an Underlying Asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets

Operating Expense	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of Underlying Assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

NOTE 4: RELATED PARTY TRANSACTIONS

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Principal and accrued interest are due within fourteen days of the closing of the offering for the associated Series. The principal balance due to the Manager as of December 31, 2020 was $310,000, with interest payable to the Manager of $0 as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Private Drop 001(2)	0%	$310,000	$-	$310,000
Total		$310,000	$-	$310,000

(1)	Notes with a 0% interest rate are non-interest bearing.

(2)	On October 7, 2020, Series Private Drop 001 held a partial closing of $165,000 as part of an aggregate $500,000 offering and used this amount to prepay a portion of the note principal payable.

The principal balance due to the Manager as of December 31, 2019 was $45,900, with interest payable to the Manager of $353 as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Collection Drop 001(2)	7.5%	$14,000	$114	$14,114
Series Collection Drop 002	7.5%	18,400	138	18,538
Series Collection Drop 003(3)	7.5%	13,500	101	13,601
Total		$45,900	$353	$46,253

(1)	The notes bear interest at an annualized rate as stated over a four-month period.

(2)	On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with the Manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 Underlying Asset from the Manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to the Manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to the Manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, the Company recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

(3)	On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with the Manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Underlying Asset from the Manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to the Manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to the Manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, the Company recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 5: DUE TO MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2020, in addition to the amounts as discussed in Note 4, the Company had $2,100 due to the Manager for accounting fees associated with and incurred on behalf of the Series as detailed in the table below:

Series	Accounting Fees
Series Collection Drop 001	$525
Series Collection Drop 002	525
Series Collection Drop 003	525
Series Private Drop 001	525
Total	$2,100

As of December 31, 2019, the Company had $0 due to the Manager in addition to the amounts as discussed in Note 4.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

NOTE 6: MEMBERS’ LIABILITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

NOTE 7: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Series Subscriptions

As of December 31, 2020, the Company received and closed subscriptions of $257,000 for the following Series:

Series	Interests Sold as of 12/31/2020	Subscription Amount	Closed Date
Series Collection Drop 001	520	$13,000	08/27/20
Series Collection Drop 002	800	20,000	09/04/20
Series Collection Drop 003	500	12,500	09/22/20
Series Private Drop 001(1)	4,230	211,500	10/07/20
Total	6,050	$257,000

(1)	As of December 31, 2020, Series Private Drop 001 had held partial closings of $211,500 as part of an aggregate $500,000 offering.

As of December 31, 2019, the Company had offered no Series interests to the general public, so the Company had received no subscriptions for any Series, and no Series offering had closed.

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard upon formation in October 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

OTIS COLLECTION LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

NOTE 9: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or the Manager.

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. The Manager’s principal office in New York State is closed, and the Company currently has limited access to its storage facility.

The Manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. The Manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. The Manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and the Manager will continue to monitor and mitigate developments affecting its workforce. The Manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. The Company expects that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. The Manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of the Manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. The Company expects the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although the Company intends to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

NOTE 10:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 27, 2021, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

On February 24, 2021, Series Private Drop 001 held a final closing and raised $500,000 in the aggregate, and repaid the outstanding $310,000 note principal payable on the promissory note issued to the Manager on August 3, 2020 in the original principal amount of $475,000, which note did not bear interest. Additionally, Series Private Drop 001 paid the Manager $25,000 in acquisition expenses, which include storage, shipping and transportation and insurance costs. To the extent not allocated to reimbursements, the Manager intends to use such proceeds to offset operating expenses incurred by the Manager on behalf of Series Private Drop 001.

On March 29, 2021, the Company acquired the Series Collection Drop 004 Asset from the Manager in exchange for a note in the original principal amount of $6,088, which note does not bear interest, must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded) and may be prepaid at any time.

PART III - EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1	Certificate of Formation of Otis Collection LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on November 29, 2019)
2.2	Limited Liability Company Agreement of Otis Collection LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
2.3	First Amendment to the Limited Liability Company Agreement of Otis Collection LLC (incorporated by reference to Exhibit 2.3 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
3.1	Amended and Restated Series Designation for Series Collection Drop 001 Interests (incorporated by reference to Exhibit 3.1 to the Current Report on Form 1-U filed on April 23, 2020)
3.2	Series Designation for Series Collection Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
3.3	Amended and Restated Series Designation for Series Collection Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Current Report on Form 1-U filed on April 23, 2020)
3.4	Series Designation for Series Collection Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Offering Statement on Form 1-A filed on May 6, 2021)
3.5	Series Designation for Series Collection Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
3.6	Series Designation for Series Collection Drop 006 Interests (incorporated by reference to Exhibit 3.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.7	Series Designation for Series Collection Drop 007 Interests (incorporated by reference to Exhibit 3.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.8	Series Designation for Series Collection Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.9	Series Designation for Series Collection Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.10	Series Designation for Series Collection Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.11	Series Designation for Series Collection Drop 011 Interests (incorporated by reference to Exhibit 3.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.12	Series Designation for Series Collection Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.13	Series Designation for Series Collection Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.14	Series Designation for Series Collection Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.15	Series Designation for Series Collection Drop 015 Interests
3.16	Series Designation for Series Collection Drop 016 Interests
3.17	Series Designation for Series Collection Drop 017 Interests
3.18	Series Designation for Series Collection Drop 018 Interests

III-1

4.1	Form of Subscription Agreement for Series Collection Drop 001 Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.2	Form of Subscription Agreement for Series Collection Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.3	Form of Subscription Agreement for Series Collection Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.4	Form of Subscription Agreement for Series Collection Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Offering Statement on Form 1-A filed on May 6, 2021)
4.5	Form of Subscription Agreement for Series Collection Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
4.6	Form of Subscription Agreement for Series Collection Drop 006 Interests (incorporated by reference to Exhibit 4.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.7	Form of Subscription Agreement for Series Collection Drop 007 Interests (incorporated by reference to Exhibit 4.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.8	Form of Subscription Agreement for Series Collection Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.9	Form of Subscription Agreement for Series Collection Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.10	Form of Subscription Agreement for Series Collection Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.11	Form of Subscription Agreement (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.1.1	Termination Agreement, dated October 14, 2020, between Otis Collection LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 6.1.1 to the Current Report on Form 1-U filed on October 5, 2020)
6.1.2	Broker-Dealer Agreement, dated September 3, 2020, between Otis Collection LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.2 to the Current Report on Form 1-U filed on October 5, 2020)
6.1.3	Addendum to Broker-Dealer Agreement, dated May 6, 2021, between Otis Collection LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.3 to the Current Report on Form 1-U filed on May 14, 2021)
6.2.1	Asset Management Agreement, dated November 22, 2019, between Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.2.2	First Amendment to Asset Management Agreement, dated April 23, 2020, between Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.2.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.3.1	Purchase and Sale Agreement, dated November 22, 2019, between Series Collection Drop 001, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on November 29, 2019)

III-2

6.3.2	First Amendment to Purchase and Sale Agreement, dated April 23, 2020, between Series Collection Drop 001, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.4	Amended and Restated Promissory Note issued by Series Collection Drop 001, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on April 23, 2020 (incorporated by reference to Exhibit 6.4.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.5	Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.5 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.6	Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 002, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.7	Promissory Note issued by Series Collection Drop 002, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on November 25, 2019 (incorporated by reference to Exhibit 6.7 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.8.1	Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.8 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.8.2	First Amendment to Asset Management Agreement, dated April 23, 2020, between Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.8.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.9.1	Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 003, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Offering Statement on Form 1-A filed on November 29, 2019)
6.9.2	First Amendment to Purchase and Sale Agreement, dated April 23, 2020, between Series Collection Drop 003, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.10	Amended and Restated Promissory Note issued by Series Collection Drop 003, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on April 23, 2020 (incorporated by reference to Exhibit 6.10.2 to the Current Report on Form 1-U filed on April 23, 2020)
6.11.1	Asset Management Agreement, dated March 29, 2021, between Otis Wealth, Inc. and Series Collection Drop 004, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.11 to the Offering Statement on Form 1-A filed on May 6, 2021)
6.11.2	First Amendment to Asset Management Agreement, dated July 23, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.11.2 to the Current Report on Form 1-U filed on July 23, 2020)
6.12.1	Purchase and Sale Agreement, dated March 29, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Offering Statement on Form 1-A filed on May 6, 2021)
6.12.2	First Amendment to Purchase and Sale Agreement, dated July 23, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12.2 to the Current Report on Form 1-U filed on July 23, 2020)
6.13	Promissory Note issued by Series Collection Drop 004, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on March 29, 2021 (incorporated by reference to Exhibit 6.13 to the Offering Statement on Form 1-A filed on May 6, 2021)

III-3

6.14	Asset Management Agreement, dated July 27, 2021, between Otis Wealth, Inc. and Series Collection Drop 005, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.14 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
6.15	Purchase and Sale Agreement, dated July 27, 2021, between Series Collection Drop 005, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
6.16	Promissory Note issued by Series Collection Drop 005, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on July 27, 2021 (incorporated by reference to Exhibit 6.16 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
6.17	Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 006, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.18	Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 006, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.19	Promissory Note issued by Series Collection Drop 006, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.20	Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 007, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.21	Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 007, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.22	Promissory Note issued by Series Collection Drop 007, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.23	Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 008, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.24	Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 008, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.25	Promissory Note issued by Series Collection Drop 008, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.26	Asset Management Agreement, dated August 19, 2021, between Otis Wealth, Inc. and Series Collection Drop 009, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.27	Purchase and Sale Agreement, dated August 19, 2021, between Series Collection Drop 009, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.28	Promissory Note issued by Series Collection Drop 009, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 19, 2021 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

III-4

6.29	Asset Management Agreement, dated August 19, 2021, between Otis Wealth, Inc. and Series Collection Drop 010, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.30	Purchase and Sale Agreement, dated August 19, 2021, between Series Collection Drop 010, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.31	Promissory Note issued by Series Collection Drop 010, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 19, 2021 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
6.32	Form of Asset Management Agreement (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.33	Consignment Agreement, dated August 20, 2021, between Otis Wealth, Inc. and [***] (incorporated by reference to Exhibit 6.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.34	Consignment Agreement, dated September 3, 2021, between Otis Wealth, Inc. and [***] (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.35	Consignment Agreement, dated September 15, 2021, between Otis Wealth, Inc. and Michael Karnjanaprakorn (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.36	Consignment Agreement, dated September 17, 2021, between Otis Wealth, Inc. and [***] (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.37	Consignment Agreement, dated September 29, 2021, between Otis Wealth, Inc. and [***]
6.38	Consignment Agreement, dated October 5, 2021, between Otis Wealth, Inc. and [***]
6.39	Consignment Agreement, dated October 8, 2021, between Otis Wealth, Inc. and [***]
6.40	Consignment Agreement, dated October 15, 2021, between Otis Wealth, Inc. and Michael Karnjanaprakorn
8.1.1	Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.1 to the Offering Statement on Form 1-A filed on November 29, 2019)
8.2.2	Amendment to the Escrow Agreement, dated August 26, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.1.2 to the Semiannual Report on Form 1-SA filed on September 24, 2020)
8.2	Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
8.3.1	Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.3 to the Offering Statement on Form 1-A filed on November 29, 2019)
8.3.2	Amendment to the Escrow Agreement, dated September 22, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.3.2 to the Semiannual Report on Form 1-SA filed on September 24, 2020)

III-5

8.4	Escrow Agreement, dated March 31, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 004, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.4 to the Offering Statement on Form 1-A filed on May 6, 2021)
8.5	Escrow Agreement, dated July 29, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 005, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
8.6	Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 006, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
8.7	Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 007, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
8.8	Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 008, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
8.9	Escrow Agreement, dated August 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 009, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
8.10	Escrow Agreement, dated August 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 010, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
8.11	Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 011, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
8.12	Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 012, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
8.13	Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 013, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
8.14	Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 014, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
8.15	Escrow Agreement, dated October 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 015, a Series of Otis Collection LLC
8.16	Escrow Agreement, dated October 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 016, a Series of Otis Collection LLC
8.17	Escrow Agreement, dated October 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 017, a Series of Otis Collection LLC
8.18	Escrow Agreement, dated October 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 018, a Series of Otis Collection LLC
11.1*	Consent of Artesian CPA, LLC
11.2	Consent of CrowdCheck Law LLP (included in Exhibit 12.1)
12.1	Opinion of CrowdCheck Law LLP
13.1	“Testing the Waters” Materials – Otis Platform Page (incorporated by reference to Exhibit 13.1 to the Post-Qualification Offering Statement on Form 1-A filed on November 29, 2019)
13.2	“Testing the Waters” Materials – Series Collection Drop 002 (incorporated by reference to Exhibit 13.2 to the Post-Qualification Offering Statement on Form 1-A filed on November 29, 2019)

*	filed herewith

III-6

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 18, 2021.

OTIS COLLECTION LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Michael Karnjanaprakorn
Michael Karnjanaprakorn Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Michael Karnjanaprakorn		Chief Executive Officer and Director of Otis Wealth, Inc. (principal executive officer and principal financial and accounting officer)	November 18, 2021
Michael Karnjanaprakorn

Otis Wealth, Inc.		Managing Member	November 18, 2021

By:	/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer

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